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Exhibit 4.3

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

The consolidated financial statements of BFI Canada Ltd. are the responsibility of management and have been approved by the Board of Directors.

The consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The consolidated financial statements include some amounts that are based on estimates and judgments. Management has determined such amounts on a reasonable basis to ensure that the consolidated financial statements are presented fairly, in all material respects. Financial information presented elsewhere in this annual report has been prepared on a basis consistent with that in the consolidated financial statements.

BFI Canada Ltd. maintains systems of internal accounting and administrative controls. These systems are designed and operating effectively to provide reasonable assurance that the financial information is relevant, reliable and accurate and that the Company's assets are properly accounted for and adequately safeguarded.

The Board of Directors is responsible for ensuring that management fulfills its responsibilities for financial reporting and is ultimately responsible for reviewing and approving the consolidated financial statements. The Board of Directors carries out this responsibility principally through their Audit Committee.

The Audit Committee is appointed by the Board of Directors and is comprised entirely of non-management directors. The Audit Committee meets periodically with management and the external auditors to discuss auditing, internal controls, accounting policy, and financial reporting matters. The Audit Committee reviews the consolidated financial statements with both management and the external auditors and reports its findings before such statements are approved by the Board of Directors.

The consolidated financial statements have been audited by Deloitte & Touche LLP, the external auditors, in accordance with Canadian generally accepted auditing standards.

KEITH CARRIGAN (Signed)	THOMAS COWEE (Signed)
Vice Chairman and Chief Executive Officer	Chief Financial Officer
February 26, 2009	February 26, 2009

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS	Deloitte & Touche LLP 181 Bay Street Suite 1400, BCE Place Toronto ON M5J 2V1 Canada Tel: 416-601-6150 Fax: 416-601-6610 www.deloitte.ca

To the Shareholders of BFI Canada Ltd.

We have audited the consolidated balance sheets of BFI Canada Ltd. as at December 31, 2008 and December 31, 2007 and the consolidated statements of operations and comprehensive income (loss), cash flows and equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion.

On February 26, 2009, we reported separately to the Company's shareholders on our audits of the Company's consolidated financial statements as at and for the years ended December 31, 2008 and 2007, prepared in accordance with Canadian generally accepted accounting principles but which did not include Note 26, reconciliation of Canadian to U.S. GAAP and have been restated, as described in Note 3(b) to reflect the adoption of new accounting policies.

"Deloitte & Touche LLP"

Independent Registered Chartered Accountants
Licensed Public Accountants
February 26, 2009, except as to Notes 3(b) and 26 which are as of May 13, 2009

 COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCES

To the Shareholders of BFI Canada Ltd.

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) that refers to changes in accounting policies such as those described in Note 3(a) in the consolidated financial statements. Our report dated February 26, 2009, except as to Notes 3(b) and 26 which are as of May 13, 2009 is expressed in accordance with Canadian reporting standards which do not require such a reference.

"Deloitte & Touche LLP"

Independent Registered Chartered Accountants
Licensed Public Accountants
May 13, 2009

BFI CANADA LTD.

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and December 31, 2007
(in thousands of dollars)

	December 31, 2008	December 31, 2007
	(Restated — Note 3)	(Restated — Note 3)
ASSETS
CURRENT
Cash and cash equivalents	$14,720	$13,359
Accounts receivable	131,972	115,851
Other receivables	279	457
Prepaid expenses	23,998	15,001

	170,969	144,668
OTHER RECEIVABLES	482	761
FUNDED LANDFILL POST-CLOSURE COSTS (Note 11)	7,488	5,976
INTANGIBLES (Note 6)	146,827	144,686
GOODWILL	756,597	616,534
DEFERRED COSTS	10,518	7,306
CAPITAL ASSETS (Note 7)	500,401	404,900
LANDFILL ASSETS (Note 8)	747,761	644,711
OTHER ASSETS (Note 9)	—	1,670

	$2,341,043	$1,971,212

LIABILITIES
CURRENT
Accounts payable	$66,293	$66,815
Accrued charges	67,769	75,355
Dividends or distributions payable	2,862	10,409
Income taxes payable	1,699	2,515
Deferred revenues	13,226	12,018
Current portion of long-term debt (Note 10)	47,000	—
Landfill closure and post-closure costs (Note 11)	8,829	2,900

	207,678	170,012
LONG-TERM DEBT (Note 10)	1,022,798	801,973
LANDFILL CLOSURE AND POST-CLOSURE COSTS (Note 11)	62,280	55,943
OTHER LIABILITIES (Note 9)	18,424	5,056
FUTURE INCOME TAX LIABILITIES (Note 12)	69,403	57,668

	1,380,583	1,090,652

EQUITY (Note 13)
NON-CONTROLLING INTEREST	241,339	251,371
SHAREHOLDERS' OR UNITHOLDERS' EQUITY	719,121	629,189

	960,460	880,560

	$2,341,043	$1,971,212

JOSEPH H. WRIGHT (Signed)	JAMES J. FORESE (Signed)
Non-Executive Chairman	Audit Committee Chair

BFI CANADA LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the years ended December 31, 2008 and 2007
(in thousands of dollars, except net income per share or trust unit amounts)

	2008	2007
	(Restated — Note 3)	(Restated — Note 3)
REVENUES	$1,117,030	$917,357

EXPENSES
OPERATING	671,996	531,614
SELLING, GENERAL AND ADMINISTRATION	134,835	110,208

INCOME BEFORE THE FOLLOWING	310,199	275,535
AMORTIZATION	178,703	161,006
INTEREST ON LONG-TERM DEBT	53,737	42,964
FINANCING COSTS (Note 16)	3,503	7,192
NET GAIN ON SALE OF CAPITAL ASSETS	(920)	(1,434)
NET FOREIGN EXCHANGE (GAIN) LOSS (Note 17)	(653)	13,671
NET LOSS ON FINANCIAL INSTRUMENTS (Note 20)	10,660	9,384
CONVERSION COSTS (Note 4)	3,347	—
OTHER EXPENSES	131	48

INCOME BEFORE INCOME TAXES	61,691	42,704

INCOME TAX EXPENSE (RECOVERY) (Note 12)
Current	7,075	8,779
Future	(1,015)	(4,082)

	6,060	4,697

NET INCOME	55,631	38,007
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	146,288	(95,859)
Commodity swaps designated as cash flow hedges, net of tax	(1,344)	—

COMPREHENSIVE INCOME (LOSS)	$200,575	$(57,852)

Net income per share or trust unit, basic (Note 13)	$0.81	$0.56
Weighted average number of shares or trust units outstanding (thousands), basic (Note 13)	57,496	56,564
Weighted average number of shares or trust units outstanding (thousands), diluted (Note 13)	68,633	67,803

BFI CANADA LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2008 and 2007
(in thousands of dollars)

	2008	2007
	(Restated — Note 3)	(Restated — Note 3)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES
OPERATING
Net income	$55,631	$38,007
Items not affecting cash
Share or trust unit based compensation (Note 15)	675	—
Write-off of deferred costs	1,246	129
Accretion of landfill closure and post-closure costs	3,212	3,086
Amortization of intangibles	33,626	25,443
Amortization of capital assets	82,008	66,295
Amortization of landfill assets	63,069	69,268
Net gain on sale of capital assets	(920)	(1,434)
Net loss on financial instruments	10,660	9,384
Net unrealized foreign exchange loss	—	9,683
Future income taxes	(1,015)	(4,082)
Landfill closure and post-closure expenditures	(2,158)	(4,541)

	246,034	211,238
Changes in non-cash working capital items (Note 14)	(16,113)	6,177

Cash generated from operating activities	229,921	217,415

INVESTING
Acquisitions (Note 5)	(60,295)	(366,244)
Investment in other receivables	—	(610)
Proceeds from other receivables	457	2,596
Funded landfill post-closure costs	(1,654)	(1,472)
Purchase of capital assets	(87,577)	(96,176)
Purchase of landfill assets	(60,413)	(59,693)
Proceeds from the sale of capital assets	2,135	1,996
Investment in deferred costs	(3,869)	(3,385)

Cash utilized in investing activities	(211,216)	(522,988)

FINANCING
Proceeds from long-term debt	293,905	562,415
Repayment of long-term debt	(180,392)	(218,644)
Shares or trust units issued, net of issue costs	(3)	87,562
Purchase of restricted shares or trust units (Note 15)	(3,985)	—
Dividends and distributions paid to share or unitholders and dividends paid to participating preferred shareholders	(124,908)	(122,824)

Cash (utilized in) generated from financing activities	(15,383)	308,509

Effect of foreign exchange changes on foreign cash and cash equivalents	(1,961)	1,148

NET CASH INFLOW	1,361	4,084
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	13,359	9,275

CASH AND CASH EQUIVALENTS, END OF YEAR	$14,720	$13,359

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash and cash equivalents are comprised of:
Cash	$14,254	$12,612
Cash equivalents	466	747

	$14,720	$13,359

Cash paid during the year for:
Income taxes	$9,909	$6,210
Interest	$50,697	$45,055

BFI CANADA LTD.

CONSOLIDATED STATEMENTS OF EQUITY

For the years ended December 31, 2008 and 2007
(in thousands of dollars)

	Common shares	Trust units	Restricted shares	Treasury shares	Contributed surplus	Deficit	Accumulated other comprehensive income (loss)	Non- controlling interest	Equity
									(Restated — Note 3)
Balance at December 31, 2007	$—	$1,006,751	$—	$—	$—	$(248,815)	$(128,747)	$251,371	$880,560
Net income						46,613		9,018	55,631
Dividends						(98,336)		(19,026)	(117,362)
Trust units issued net of issue costs and related tax effect		(3)							(3)
Trust units issued on exchange of participating preferred shares ("PPSs")		24						(24)	—
Trust units exchanged for common shares (Note 4)	1,006,772	(1,006,772)							—
Restricted shares purchased			(3,985)						(3,985)
Restricted share expense					675				675
Common shares acquired by U.S. long-term incentive plan ("LTIP")				(2,004)					(2,004)
Deferred compensation obligation				2,004					2,004
Foreign currency translation adjustment							146,288		146,288
Commodity swaps designated as cash flow hedges net of tax							(1,344)		(1,344)

Balance at December 31, 2008	$1,006,772	$—	$(3,985)	$—	$675	$(300,538)	$16,197	$241,339	$960,460

	Common shares	Trust units	Restricted shares	Treasury shares	Contributed surplus	Deficit	Accumulated other comprehensive income (loss)	Non- controlling interest	Equity
									(Restated — Note 3)
Balance at December 31, 2006	$—	$908,221	$—	$—	$—	$(177,614)	$(32,888)	$281,243	$978,962
Net income						31,687		6,320	38,007
Dividends						(102,888)		(20,438)	(123,326)
Trust units issued net of issue costs and related tax effect (Note 13)		89,414							89,414
Trust units issued on exchange of PPSs		9,116						(9,116)	—
PPSs cancelled								(6,638)	(6,638)
Common shares acquired by U.S. LTIP				(1,698)					(1,698)
Deferred compensation obligation				1,698					1,698
Foreign currency translation adjustment							(95,859)		(95,859)

Balance at December 31, 2007	$—	$1,006,751	$—	$—	$—	$(248,815)	$(128,747)	$251,371	$880,560

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

1.     ORGANIZATION

  BFI Canada Ltd. (the "Corporation") was incorporated on May 5, 2008 under the provisions of the Business Corporations Act (Ontario). On July 25, 2008, the Corporation sold and transferred its sole outstanding common share to BFI Canada Income Fund (the "Fund") and issued an additional 99 common shares for cash consideration of one dollar for each common share issued. On August 18th, 2008 the Fund's Board of Trustees approved a transaction providing for the reorganization of the Fund's structure from an income trust to a corporation through a plan of arrangement (Note 4). The plan of arrangement was approved by the Fund's unitholders at a special meeting held on September 25, 2008 and was approved by the Ontario Superior Court of Justice, effective October 1, 2008. The common shares of the Corporation commenced trading on the Toronto Stock Exchange on October 2, 2008 and the Fund's trust units were concurrently delisted. At December 31, 2008, the Corporation is the beneficial owner of all of the issued and outstanding trust units of the Fund and its subsidiaries.

  The Corporation, through its operating subsidiaries, provides vertically integrated non-hazardous solid waste ("waste") services to commercial, industrial, municipal and residential customers in Canada and the south and northeast United States ("U.S.").

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  These consolidated financial statements have been prepared in conformity with Canadian generally accepted accounting principles ("GAAP"), are stated in Canadian dollars, and reflect the following significant accounting policies.

  Basis of presentation

  In accordance with Emerging Issues Committee ("EIC") abstract 170, "Conversion of an Unincorporated Entity to an Incorporated Entity", the plan of arrangement (Note 4), and resulting one for one exchange of the Fund's trust units into common shares of the Corporation, did not constitute a change of control. Accordingly, the consolidated financial statements of the Corporation have been prepared applying continuity of interests accounting. Continuity of interest accounting reflects the operating substance of the transaction, despite the change in legal structure, and results in comparative financial information of the Fund being presented as comparative financial information of the Corporation. For the purpose of these consolidated financial statements, the term "Company" shall denote the financial position and results of operations for the Corporation and the Fund, and its respective subsidiaries, for all periods presented herein.

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated on consolidation.

  Use of estimates

  The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions include the following: estimates of the Company's allowance for doubtful accounts receivable; realization of future income tax assets; future earnings, income tax and other estimates used in the annual test for impairment of goodwill; deferred cost recoverability assumptions; the useful life of capital and intangible assets; estimates and assumptions used in the determination of the fair value of contingent acquisition payments; accrued accident claims reserves; projected landfill construction and development costs and estimated permitted airspace capacity consumed in the determination of landfill asset amortization; estimated landfill remediation costs; estimated closure and post-closure costs; various economic estimates used in the development of fair value estimates, including but not limited to interest and inflation rates; estimates used in the development of employee future benefit plan amounts, including but not limited to discount rates, expected long-term rates of return on plan assets, rates of compensation increases and the average remaining service period for active employees; and future income tax assets and liabilities.

  In June 2008, the Company received a certificate of authorization, to allow the Lachenaie landfill to continue operating for an additional year while management works on a longer-term expansion initiative. Management remains optimistic that approval for a longer-term expansion will be obtained prior to the expiry of the one year extension. Accordingly no provision for impairment has been recorded.

  If the longer-term expansion is not successful, the following assets would be subject to material adjustment: deferred costs $2,921 (December 31, 2007 — $1,406), goodwill $19,859 (December 31, 2007 — $19,859) and landfill assets $84,042 (December 31, 2007 — $85,136). In addition, funded landfill post-closure costs may not be sufficient to cover the obligations required to close and monitor the landfill which may result in a significant increase in accrued landfill post-closure cost obligations.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  The Company makes various estimates in the determination of estimated permitted airspace capacity. These estimates, if not realized, could result in material adjustments to landfill assets, goodwill, and landfill closure and post-closure costs.

  Cash and cash equivalents

  Cash and cash equivalents include cash and short-term, highly liquid money market investments that have an original term to maturity of three months or less.

  Other receivables

  Other receivables may include direct finance lease and long-term finance receivables.

  Assets leased under terms that transfer substantially all of the benefits and risks and rewards of ownership to customers are accounted for as direct finance lease receivables. Direct finance lease receivables are carried at cost and discounted at the underlying rate implicit in the receivable.

  Long-term finance receivables are carried at cost plus unearned finance revenues.

  The fair value of other receivables is estimated using a discounted cash flow analysis applying interest rates that management considers consistent with the credit quality of the borrower. Other receivables are periodically reviewed for impairment and any resulting write-down to the net recoverable amount is recorded in the period in which the impairment occurs.

  Intangibles

  Intangible assets include customer collection contracts, customer lists, non-competition agreements, transfer station permits, and trade-names, and all are deemed to have finite lives. Finite life intangibles are amortized on a straight-line basis as follows:

Customer collection contracts	Estimated contract term net of attrition
Customer lists	2-12 years
Non-competition agreements	2-5 years
Transfer station permits	10-25 years
Trade-names	2-13 years

  Goodwill

  Goodwill is not amortized and is tested at least annually for impairment or more frequently if an event or circumstance occurs that more likely than not reduces the fair value of a reporting unit below its carrying amount. Any resulting write-down, representing the difference between fair value and the carrying amount, is recorded in the period in which the impairment occurs. The annual impairment test was completed on April 30, 2008 and did not result in the recognition of an impairment loss. In light of various economic and financial conditions, the Company reviewed the requirements to perform the test for impairment in advance of its next annual test in April 2009. The Company's review concluded that conditions were not present to require the Company to re-perform its test for impairment for goodwill allocated to the Canadian and U.S. south segments. The Company did re-perform its impairment test for goodwill allocated to its U.S. northeast segment and concluded that goodwill is not currently impaired and accordingly, no write-down is required. The Company will continue to monitor both economic and financial conditions and re-perform its test for impairment as conditions warrant.

  Deferred costs

  Deferred costs relate to the development of landfills, including landfill permitting costs, capital projects, acquisition and transaction related costs for acquisitions which have not yet been consummated and other costs which are deferred to a future period. Management periodically reviews the carrying values of deferred costs for impairment and any resulting write-down to the net recoverable amount is recorded in the period in which the impairment occurs.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Capital assets

  Capital assets are recorded at cost and with the exception of land and land improvements, are amortized over their estimated useful lives on a straight-line basis as follows:

Buildings and improvements	10-40 years
Vehicles and equipment	3-10 years
Containers and compactors	5-10 years
Furniture, fixtures and computer equipment	3-10 years

  Landfill assets

  Landfill assets represent the cost of landfill airspace, including original acquisition cost, incurred landfill construction and development costs, including gas collection systems installed during the operating life of the site, and capitalized landfill closure and post-closure costs.

  The cost of landfill assets, together with projected landfill construction and development costs, is amortized on a per unit basis as landfill airspace is consumed.

  At least annually, management updates landfill capacity estimates, based on survey information provided by independent engineers, and projected landfill construction and development costs. The impact on annual amortization expense of changes in estimated capacity and construction costs is accounted for prospectively.

  Total available disposal capacity for the purpose of amortizing landfill assets represents the sum of estimated permitted airspace capacity (having received the final permit from the governing authorities) plus future permitted airspace capacity, which represents an estimate of airspace capacity that management believes is probable of being permitted based on the following criteria:

    •
    Personnel are actively working to obtain the permit or permit modifications necessary for expansion of an existing landfill, and progress is being made on the project;

    •
    It is probable that the required approvals will be received within the normal application and processing time periods for approvals in the jurisdiction in which the landfill is located;

    •
    The Company has a legal right to use or obtain land associated with the expansion plan;

    •
    There are no significant known political, technical, legal or business restrictions or issues that could impair the success of the expansion effort;

    •
    Management is committed to pursuing the expansion; and

    •
    Additional airspace capacity and related costs have been estimated based on the conceptual design of the proposed expansion.

  The Company and its predecessors have been successful in receiving approvals for expansions pursued; however, there can be no assurance that the Company will be successful in obtaining approvals for landfill expansions in the future.

  Landfill closure and post-closure costs

  Costs associated with capping, closing and monitoring the landfill after it ceases to accept waste are recognized at fair value over the landfill's operating life which is the period over which the landfill accepts waste.

  The Company develops estimates for closure and post-closure costs with input from its engineers, and landfill and accounting personnel. Estimates are reviewed at least once annually and consider the various regulations that govern each facility. Revenues derived from the Company's landfill gas to energy facilities do not reduce the Company's closure and post-closure cost estimates for periods during or post waste acceptance. The Company's landfill closure and post-closure cost estimates approximate fair value, as quoted market prices are generally not available. Accordingly, the Company develops its fair value estimates using present value techniques that considers and incorporates assumptions marketplace participants would use in the determination of these estimates, including inflation, markups, inherent uncertainties due to the timing of work performed, information obtained from third parties, quoted and actual prices paid for similar work and engineering estimates. Inflation assumptions are based on management's understanding of current and future economic conditions and the expected timing of expenditures. An inflation factor of 3.0% and 2.8% has been used in the derivation of fair value estimates for the Company's Canadian and U.S. landfills, respectively. Fair value estimates are then discounted back to their

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  present value using the credit adjusted risk free rate, which is the rate of interest that is essentially free of default risk, plus an adjustment for the Company's credit standing. The credit adjusted risk free rate is based on management's understanding of current and future economic conditions and the expected timing of expenditures. Accordingly, the Company has discounted landfill closure and post-closure costs using a credit adjusted risk free rate between 5.5% and 9.5% in Canada and 5.7% and 7.2% in the U.S. Due to the inherent uncertainty in making these estimates, actual results could differ. In isolation, a change in the Company's credit standing does not change previously recorded closure and post-closure costs, but impacts subsequent fair value calculations.

  Reliable estimates of market risk premiums are not available as there is no existing market for selling the responsibility of landfill closure and post-closure activities. Accordingly, the Company has excluded any estimate of market risk premiums in the determination of fair value for landfill closure and post-closure costs.

  Upward revisions to estimated closure and post-closure costs are discounted using the current credit adjusted risk free rate. Downward revisions to estimated closure and post-closure costs are discounted using the credit adjusted risk free rate when the estimated closure and post-closure costs were originally recorded or a weighted average credit adjusted risk free rate if the period of original recognition cannot be identified.

  The Company records the estimated fair value of landfill closure and post-closure costs as airspace is consumed. The total obligation will be fully accrued at the time these facilities cease to accept waste and are closed.

  Maintenance activities including: environmental monitoring, mowing and fertilizing, leachate management, well monitoring, buffer maintenance, landfill gas to energy collection and flaring systems, and other activities, are charged to operating expenses during the operating life of the landfill. These same costs are estimated and included in the Company's landfill closure and post-closure accruals for all activities that occur post the landfill's operating life. Maintenance activities are generally required for a period of 30 years post waste acceptance.

  Accretion represents an increase in the carrying amount of landfill closure and post-closure cost accruals due to the passage of time and is recognized as an operating expense in the consolidated statement of operations and comprehensive income (loss). Accretion expense continues to be recognized post waste acceptance.

  Income taxes

  Future income taxes are calculated using the liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rates on future income tax assets and liabilities is recorded to operations in the period in which the change occurs. Unutilized tax loss carryforwards that are not more likely than not to be realized are reduced by a valuation allowance in the determination of future income tax assets.

  Revenues

  Revenues consist primarily of waste collection fees from commercial, industrial, municipal and residential customers, and transfer and landfill disposal fees charged to third parties. For waste collection and disposal activities, revenue is recognized when the service is provided and ultimate collection is reasonably assured, persuasive evidence of an arrangement exists, and the price is determinable.

  Deferred revenue relates to long-term collection contracts, under which advanced billing occurs, or cash is received prior to the services being performed.

  Acquisitions

  The Company accounts for acquisitions using the purchase method of accounting and allocates the purchase price to the fair value of assets and liabilities acquired. The excess of the cost of the purchase over the net of assets acquired and liabilities assumed is recorded to goodwill. With the exception of goodwill, acquired assets are amortized over the remaining useful life of the underlying asset. The allocation of the purchase price may require adjustment when information is absent and fair value allocations are presented on an estimated or preliminary basis. Subsequent adjustments to estimated or preliminary amounts are recorded to the purchase price allocation.

  Certain of the Company's purchase and sale agreements contain contingent consideration provisions. Contingent consideration which can be reasonably estimated at the date of acquisition and the outcome of which can be determined beyond reasonable doubt, is

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  recognized at fair value in the purchase price allocation. Consideration which is contingent on maintaining or achieving specified revenue or earning levels, satisfying representations and warranties, achieving specified tonnage thresholds, in the case of acquired landfills, or receiving approval from regulatory authorities for landfill expansion, is recognized as an adjustment to the purchase price allocation when the contingency is resolved and the additional consideration is issued or becomes issuable. Additional consideration paid in respect of compensation for services, use of property, or profit sharing is recognized as an expense in the consolidated statement of operations and comprehensive income (loss).

  Royalties

  Certain of the Company's purchase and sale agreements contain provisions to make royalty payments. Royalty payments, and accrued amounts payable, are recorded to operating expenses on the consolidated statement of operations and comprehensive income (loss) as incurred.

  Impairment of long-lived assets

  An impairment loss is recognized when events or circumstances indicate that the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. Any resulting impairment loss is recorded in the period in which the impairment occurs. The Company has not recorded an impairment loss in the current or comparative year.

  Non-controlling interest

  Non-controlling interest represents a direct non-controlling equity interest in the Company through IESI Corporation's ("IESI") PPS holdings. The non-controlling interest is entitled to dividends that are economically equivalent to dividends declared and paid by the Company. PPSs are recorded at their exchange amount, which is measured at the weighted average trading price of the Company's issued equity at the date of issuance. The weighted average trading price represents the average price of the Company's issued equity calculated for a reasonable period before and after the IESI acquisition terms were agreed to and announced. Exchanges of PPSs into shares of the Company are recorded at the carrying value of the PPSs at issuance net of net income (loss), dividends attributable to PPSs to the date of exchange.

  Share based compensation

  Share based options

  The Company has issued all share based options with stock appreciation rights. Stock appreciation rights give the holder the right to surrender to the Company all or a portion of an option in exchange for cash equal to the excess of the fair market value, defined as the five day volume weighted average trading price of a share, over the option's exercise price. Stock appreciation rights, and changes thereto, are recorded as selling, general and administration expenses when the quoted market price of the shares exceeds the options exercise price with an offset to other liabilities. If the holder of the option elects to purchase shares, the accrued liability is credited to contributed surplus.

  Restricted shares

  Share based compensation is recognized over the period in which employee services are rendered. Restricted shares with graded vesting schedules are viewed as separate awards and are accounted for separately over the employee service period to the date of vesting. Restricted shares are initially recorded to shareholders' equity with the related expense recorded to selling, general and administration expense as the employee service period is satisfied.

  Financial instruments

  Derivatives, including derivatives that are embedded in financial or non-financial contracts that are not closely related to the host contract, subject to certain exceptions, are measured at fair value, even when they are part of a hedging relationship. Non-derivative financial assets and liabilities are measured at fair value, with the exception of the following: loans and receivables; held-to-maturity investments; investments in equity instruments, classified as available for sale, that do not have a quoted market price in an active market; and financial liabilities measured at amortized cost.

  Gains or losses on financial instruments measured at fair value are recognized in the consolidated statement of operations and comprehensive income (loss) in the periods in which they arise, with the exception of the following: gains and losses on financial assets

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  classified as available for sale and certain financial instruments that are part of a designated hedging relationship, which are recognized in other comprehensive income (loss).

  Classifications of financial instruments are as follows:

  Held for trading — is a financial asset or liability that meets any of the following conditions: it is acquired or incurred principally for the purpose of sale or repurchase in the near term, part of a portfolio of identified financial instruments that are managed together, and is a derivative not designated for hedge accounting or it is designated by the Company upon initial recognition as held for trading. Held for trading financial instruments are measured at fair value. Upon initial recognition, the Company has designated the following financial assets as held for trading: cash and cash equivalents and funded landfill post-closure costs. Gains or losses on funded landfill post-closure costs are recorded in the consolidated statement of operations and comprehensive income (loss) as a gain or loss on financial instruments with an offset to funded landfill post-closure costs on the Company's consolidated balance sheet.

  Loans and receivables — are non-derivative financial assets resulting from the delivery of cash or other assets by a lender to a borrower in return for a promise to repay on a specified date or dates, or on demand, typically with interest. Loans and receivables exclude debt securities and loans and receivables designated as held for trading or available for sale upon initial recognition. Loans and receivables are measured at amortized cost. The Company has classified accounts receivable and other receivables as loans and receivables.

  Allowances and impairment losses on accounts receivable are recorded to selling, general and administration expense on the Company's consolidated statement of operations and comprehensive income (loss). Allowances and impairment losses are included in net income and changes in non-cash working capital items on the Company's consolidated statement of cash flows.

  Held-to-maturity investments — are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Company has a positive intention and ability to hold to maturity. Exclusions include those financial assets that upon initial recognition are designated as held for trading, designated as available for sale, and those financial assets that meet the definition of loans and receivables. Held-to-maturity investments are measured at amortized cost, subsequent to initial recognition. The Company has no financial assets designated as held-to-maturity.

  Available for sale — are non-derivative financial assets that are designated as available for sale, or that are not classified as loans and receivables, held-to-maturity investments, or held for trading. Available for sale financial assets are measured at fair value. The Company has no financial assets designated as available for sale.

  Other financial liabilities — includes all financial liabilities which are not classified as held for trading. Other financial liabilities are measured at amortized cost, subsequent to initial recognition. The Company has classified accounts payable, accrued charges, current portion of and long-term debt, and other liabilities (contingent acquisition payables), as other financial liabilities.

  Interest on long-term debt is recorded separately in the Company's consolidated statement of operations and comprehensive income (loss). Interest expense is included in net income and proceeds from and the repayment of long-term debt is included in the financing activities section of the Company's consolidated statement of cash flows. Movements in accounts payable and accrued charges are included in changes in non-cash working capital items, and other liabilities (acquisition related payables) are included in acquisitions in the investing section of the Company's consolidated statement of cash flows.

  Derivatives are financial instruments or other contracts that embody all of the following characteristics:

    •
    its value changes in response to the change in a specified interest rate, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, a credit rating or credit index, or other variable (sometimes called the "underlying"), provided that, in the case of a non-financial variable, the variable is not specific to a party to the contract;

    •
    it requires no initial net investment or an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors; and

    •
    it is settled at a future date.

  The Company enters into various types of derivative financial instruments which are classified as held for trading, and may include some or all of the following: interest rate swaps, commodity swaps, foreign currency exchange agreements, and old corrugated cardboard ("OCC") hedges. Gains or losses on these derivative instruments are recorded in the consolidated statement of operations and comprehensive income (loss), as a component of net income, as a gain or loss on financial instruments with an offset to other assets or other liabilities on the Company's consolidated balance sheet.

  Embedded derivatives are components of a hybrid (combined) instrument that also includes a non-derivative host contract. The result is that some of the cash flows of the combined instrument vary in a way similar to a stand-alone derivative. An embedded derivative causes

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  some or all of the cash flows that would otherwise be required by the contract to be modified according to a specified interest rate, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, a credit rating or credit index, or other variable, provided that, in the case of a non-financial variable, the variable is not specific to a party to the contract. An embedded derivative is separated from its host contract when all of the following conditions are met:

    •
    the economic characteristics and risks of the embedded derivative are not closely related to the economic characteristics and risks of the host contract;

    •
    the separated instrument would meet the definition of a derivative; and

    •
    the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in net income.

  The Company has a redemption option on its senior secured series A and B debentures, an embedded derivative, which is not closely related to the debt host contract and is classified as held for trading. The fair value of the embedded derivative is $nil. Any gains or losses on this embedded derivative will be recorded in the consolidated statement of operations and comprehensive income (loss) as a gain or loss on financial instruments with an offset to other assets or other liabilities on the Company's consolidated balance sheet. The Company has only recognized embedded derivatives existing in contracts that were acquired or substantially modified on or subsequent to January 1, 2003.

  Transaction costs incurred for the acquisition or issue of all financial assets or liabilities are recorded in the consolidated statement of operations and comprehensive income (loss) when incurred.

  Hedges

  Hedges modify the Company's exposure to one or more risks by creating an offset between changes in the fair value of, or the cash flows attributable to, the hedged item and the hedging item. Hedge accounting ensures that counterbalancing gains, losses, revenues and expenses are recognized in net income in the same period or periods, and is only applied when gains, losses, revenues and expenses on a hedging item would otherwise be recognized in net income in a different period than the gains, losses, revenues and expenses of the hedged item.

  The application of hedge accounting is at the option of the Company; however, hedge accounting can only be applied when, at the inception of the hedging relationship the Company has met or satisfied the following conditions:

    •
    the nature of the specific risk exposure or exposures being hedged has or have been identified in accordance with the Company's objective and strategy;

    •
    the Company has designated that hedge accounting will be applied to the hedging relationship; and

    •
    the Company has formally documented its risk management objective, its strategy, the hedging relationship, the hedged item, the related hedging item, the specific risk exposure or exposures being hedged, the term of the hedging relationship, and the method for assessing the effectiveness of the hedging relationship.

  In addition, both at the inception of the hedging relationship, and throughout its term, the Company has to be reasonably certain that the relationship will be effective and consistent with its originally documented risk management objective and strategy. Hedge effectiveness represents the extent to which changes in the fair value or cash flows of a hedged item relating to a risk being hedged, and arising during the term of a hedging relationship, are offset by changes in the fair value or cash flows of the corresponding hedging item related to the risk being hedged and arising during the same period. Accordingly, the effectiveness of the hedging relationship must be reliably measurable, the hedging relationship must be assessed on a regular periodic basis over its term to determine that has remained, and is expected to continue to be, effective, and in the case of a forecasted transaction, it is probable that the transaction will occur.

  Fair value hedges, hedge the exposure to changes in the fair value of: a recognized asset or liability; an unrecognized firm commitment; or, an identified portion of such an asset, liability or firm commitment. The Company has no fair value hedges.

  Cash flow hedges, hedge the exposure to variability in cash flows associated with: a recognized asset or liability; a forecasted transaction; or, a foreign currency risk in an unrecognized firm commitment. The gain or loss on the hedging item that is determined to be an effective hedge is recognized in other comprehensive income (loss) and the ineffective portion of the gain or loss is recognized on the Company's statement of operations and comprehensive income (loss) as a net gain or loss on financial instruments.

  The Company discontinues hedge accounting when a hedging relationship ceases to satisfy the conditions of hedge accounting, including: the maturity, expiry, sale, termination, cancellation or exercise, of the hedging item or hedged item; the anticipated

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  transaction will not occur within the documented time period or within an additional two month period thereafter; the Company terminates its designation of the hedging relationship; or, the hedging relationship ceases to be effective. When a hedging item ceases to exist or it is determined that the anticipated transaction will not occur, amounts recognized in other comprehensive income (loss) are recognized in net income (loss). If the Company terminates its designation of the hedging relationship or the hedging relationship ceases to be effective, amounts recorded to other comprehensive income (loss) in previous periods are not reversed, while amounts arising subsequently are recorded on the Company's statement of operations and comprehensive income (loss) as a net gain or loss on financial instruments. Amounts that were recorded to other comprehensive income (loss) in previous periods that were not reversed are recorded as a net gain or loss on financial instruments in the same period or periods during which the hedged transaction affects net income.

  Foreign currency translation

  Self-sustaining foreign operations are translated using the current rate method. Under this method, assets and liabilities are translated to Canadian dollars from their functional currency using the exchange rate in effect at the consolidated balance sheet date. Revenues and expenses are translated to Canadian dollars at the monthly average exchange rates. The resulting translation adjustments are included in other comprehensive income (loss) and are only included in the determination of net income when a reduction in the investment in these foreign operations is realized. Gains or losses on foreign currency balances or transactions that are designated as hedges of a net investment in self-sustaining foreign operations are offset against exchange losses or gains included in other comprehensive income (loss).

  Disposal of long-lived assets and discontinued operations

  Long-lived assets, to be disposed of other than by sale, such as abandonment or exchange for similar productive long-lived assets, are classified as held and used until the disposal transaction occurs. Long-lived assets held for sale are carried at the lower of their carrying amount or fair value less cost to sell.

  Employee future benefits

  The costs of retirement benefits, other than pensions and certain post-employment benefits, are recognized over the period in which the employee renders services in return for those benefits. Other post-employment benefits are recognized when the event giving rise to the obligation occurs.

  The Company maintains both defined contribution and defined benefit pension plans and accrues its obligations under employee benefit plans and the related costs, net of plan assets. The Company has adopted the following policies:

    •
    The cost of pensions earned by employees is actuarially determined using the projected unit credit cost method prorated on service and management's best estimate of expected plan investment performance for funded plans, salary escalation, and retirement ages of employees.

    •
    For the purpose of calculating the expected return on plan assets, those assets are valued at fair value.

    •
    The excess of net actuarial gains and losses over 10% of the greater of: the benefit obligation; and the fair value of plan assets, is amortized over the remaining average service period of active employees. The average remaining service period of the active employees covered by the defined benefit pension plan is 6.9 years.

    •
    The initial transition asset is amortized over a period of 11.9 years.

  Variable interest entities

  Variable interest entities ("VIE's") are consolidated when the Company is deemed to be the primary beneficiary of the VIE. The primary beneficiary is the party that is either exposed to a majority of the expected losses from the VIE's activities or is entitled to receive a majority of the VIE's residual returns or both. The Company has determined that it is not the primary beneficiary of any VIE.

  Long-term incentive plan ("LTIP") — U.S.

  Shares of the Company acquired for the benefit of its U.S. LTIP participants are held in a rabbi trust. A rabbi trust, as a grantor trust, requires that the assets held in the trust be available to satisfy the claims of general creditors in the event of bankruptcy. Shares of the Company acquired by the trust are recorded to shareholders' equity. The deferred compensation obligation is classified as a shareholders' equity instrument and subsequent changes in the fair value of the shares are not recognized in either treasury stock or deferred compensation obligations. As U.S. LTIP participants draw shares of the Company from the rabbi trust, both the deferred compensation obligation and trust units acquired by the U.S. LTIP reduce by a similar amount.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

3.     CHANGES IN ACCOUNTING POLICIES

  (a)
  Changes effective for the year ended December 31, 2008

  Financial instruments and capital disclosures

  Effective January 1, 2008, the Company adopted Canadian Institute of Chartered Accountants ("CICA") accounting standards, Financial Instruments — Disclosures (section 3862), Financial Instruments — Presentation (section 3863), and Capital Disclosures (section 1535). These standards require additional disclosures of the significance, risk, and management of financial instruments, and capital disclosures as they relate to the Company's objectives, policies, and process for managing capital (Notes 20 & 21).

  (b)
  Changes effective January 1, 2009

  Goodwill and intangible assets

  Effective January 1, 2009, the Company adopted CICA accounting standard Goodwill and Intangibles (section 3064). CICA 3064 establishes standards for the recognition, measurement, presentation and disclosure of internally generated goodwill and intangible assets. The adoption of CICA 3064 had no impact on the Company's consolidated financial statements.

  Business combinations

  Effective January 1, 2009, the Company early adopted CICA accounting standard Business Combinations (section 1582), which replaced Business Combinations (section 1581). This section outlines a variety of changes, including, but not limited to the following: an expanded definition of a business, a requirement to measure all business combinations and non-controlling interests at fair value, and a requirement to recognize future income tax assets and liabilities and acquisition and related costs as expenses of the period. CICA 1582 is applied prospectively to all business combinations from January 1, 2009 onward and accordingly its adoption had no effect on previously reported amounts.

  Consolidated financial statements

  Effective January 1, 2009, the Company early adopted CICA accounting standard Consolidated Financial Statements (section 1601), which in combination with CICA 1602, replaces Consolidated Financial Statements (section 1600). CICA 1601 establishes standards for the preparation of consolidated financial statements and specifically addresses consolidation accounting following a business combination that involves the purchase of an equity interest in one company by another. Adopting this standard had no effect on the Company's previously reported consolidated financial statements.

  Non-controlling interests

  Effective January 1, 2009, the Company early adopted CICA accounting standard Non-Controlling Interests (section 1602), which in combination with CICA 1601, replaces Consolidated Financial Statements (section 1600). CICA 1602 establishes standards of accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. This section requires retrospective application with certain exceptions. Adopting CICA 1602 changes the Company's presentation of non-controlling interests from mezzanine equity to equity on the Company's consolidated balance sheet. Non-controlling interest is no longer deducted in the determination of net income. Instead, net income and each component of other comprehensive income are attributed to shareholders' equity and non-controlling interest, applied on a prospective basis. Adopting this section affects the Company's determination of net income presented in the consolidated statement of operations and comprehensive income (loss), the presentation of net income and non-controlling interest in the consolidated statement of cash flows, and the presentation of

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

3.     CHANGES IN ACCOUNTING POLICIES (Continued)

  non-controlling interest in the consolidated statement of equity. The effect of adopting CICA 1602 on previously reported amounts is as follows:

  Consolidated Balance Sheets

	December 31, 2008 — as previously reported	Change in accounting policy	December 31, 2008 — restated
Mezzanine equity
Non-controlling interest	$241,339	$(241,339)	$—
EQUITY
Non-controlling interest	$—	$241,339	$241,339

  Consolidated Statements of Operations and Comprehensive Income (Loss)

	December 31, 2008 — as previously reported	Change in accounting policy	December 31, 2008 — restated
Non-controlling interest	$9,018	$(9,018)	$—
Net income	$46,613	$9,018	$55,631

  Consolidated Statements of Cash Flows

	December 31, 2008 — as previously reported	Change in accounting policy	December 31, 2008 — restated
Net income	$46,613	$9,018	$55,631
Non-controlling interest	$9,018	$(9,018)	$—

  Consolidated Balance Sheets

	December 31, 2007 — as previously reported	Change in accounting policy	December 31, 2007 — restated
Mezzanine equity
Non-controlling interest	$251,371	$(251,371)	$—
EQUITY
Non-controlling interest	$—	$251,371	$251,371

  Consolidated Statements of Operations and Comprehensive Income (Loss)

	December 31, 2007 — as previously reported	Change in accounting policy	December 31, 2007 — restated
Non-controlling interest	$6,320	$(6,320)	$—
Net income	$31,687	$6,320	$38,007

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

3.     CHANGES IN ACCOUNTING POLICIES (Continued)

  Consolidated Statements of Cash Flows

	December 31, 2007 — as previously reported	Change in accounting policy	December 31, 2007 — restated
Net income	$31,687	$6,320	$38,007
Non-controlling interest	$6,320	$(6,320)	$—

4.     CONVERSION

  Pursuant to the plan of arrangement, the conversion of the Fund's trust structure to a corporation resulted in unitholder's of the Fund receiving one common share of the Company for each trust unit held on the effective date of conversion, October 1, 2008. The Class A unit held by IESI was redeemed by the Fund for ten dollars and the Company issued, and IESI subscribed for, 11,137 special voting shares for aggregate cash consideration of ten dollars. The PPSs issued by IESI remain outstanding and exchangeable into common shares of the Company on a one for one basis, instead of trust units of the Fund. The consolidated financial statements of the Company have been prepared applying continuity of interests accounting. Accordingly, the comparative figures presented herein are those of the Fund.

  Share based compensation arrangements outstanding to the date of conversion, remain in effect post conversion. Share based options to acquire trust units of the Fund have been changed to share based options to acquire shares of the Company. Similarly, restricted trust unit compensation awards which entitle certain management to trust units of the Fund have been changed to entitlements of the Company's shares.

  Conversion costs represent professional fees incurred by the Company to execute the plan of arrangement.

5.     ACQUISITIONS

  For the year ended December 31, 2008, the Company acquired all of the solid waste collection assets, including various current assets, and assumed various liabilities of eight waste management companies, three in Canada and five in the U.S. Aggregate consideration, including consideration in respect of liabilities assumed amounted to $43,964    •    and is allocated to the Canadian, U.S. northeast and U.S. south segments as follows: $18,436, $24,915    •    and $613, respectively. The allocation of the purchase prices are as follows: intangibles $15,598, goodwill $8,178, capital assets $15,592, other long-term liabilities ($91) and net current assets $4,687. Aggregate cash consideration amounting to $43,646 excludes holdbacks and cash payments due to sellers for achieving various business performance targets. The allocation of certain purchase prices are absent final fair value adjustments and adjustments for the payment of contingent consideration for achieving various business performance targets. Final fair value and contingent consideration adjustments that increase or decrease the fair value of certain assets or liabilities will be recorded against the respective purchase price allocation. Goodwill amounting to $8,178 is not deductible for tax.

  Contingent consideration payments in respect of prior period acquisitions totaled $16,649 (Note 18(iv) (2007 — $3,868)).

  Effective August 31, 2007, the Company acquired all of the issued and outstanding common shares of Winters Bros. Waste Systems, Inc. ("Winters Bros."), an integrated waste services provider based in New York. Total cash consideration, including acquisition and related costs and net of acquired cash and cash equivalents, amounted to $306,253.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

5.     ACQUISITIONS (Continued)

  The purchase price was allocated as follows:

Current assets (excluding cash and cash equivalents of $1,521)	$20,535
Intangibles	89,752
Goodwill	178,912
Capital assets	71,170
Deferred costs	42
Current liabilities	(17,695)
Other liabilities	(510)
Future income tax liabilities	(35,953)

$306,253

Consideration
Cash (net of acquired cash and cash equivalents)	$305,148
Acquisition and related costs	1,105

$306,253

  Results for the Winters Bros. acquisition have been included in the Company's consolidated statement of operations and comprehensive income (loss), and U.S. northeast segment, since the date of acquisition. Goodwill is not deductible for tax purposes.

  For the year ended December 31, 2007, and excluding the Winters Bros. acquisition, the Company acquired all of the outstanding common shares and solid waste collection assets of one waste management company in each of Canada and the U.S., and acquired the solid waste collection assets, including various current assets, and assumed various liabilities of five waste management companies in Canada and ten in the U.S. Aggregate consideration, including consideration in respect of liabilities assumed amounted to $60,557 and is allocated to the U.S. northeast, U.S. south and Canadian segments as follows: $1,482, $42,030, and $17,045, respectively. The allocation of purchase prices is as follows: intangibles $18,682, goodwill $23,752, capital assets $24,256, future income tax liabilities ($6,537), and net current assets $404. Aggregate cash consideration amounting to $56,123 excluded holdbacks and cash payments due to sellers for achieving various business performance targets. Goodwill amounting to $9,264 is not deductible for tax purposes.

  The results of these acquisitions have been included in the consolidated financial statements from their respective closing dates.

6.     INTANGIBLES

	December 31, 2008
	Cost	Accumulated Amortization	Net Book Value	Additions
Customer collection contracts	$113,717	$92,715	$21,002	$247
Customer lists	135,122	32,975	102,147	5,451
Non-competition agreements	15,850	4,982	10,868	93
Transfer station permits	12,914	2,050	10,864	5,456
Trade-names	4,884	2,938	1,946	34

	$282,487	$135,660	$146,827	$11,281

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

6.     INTANGIBLES (Continued)

  Adjustments to prior period acquisitions resulted in a $4,317 reduction to 2008 intangible asset additions.

	December 31, 2007
	Cost	Accumulated Amortization	Net Book Value	Additions
Customer collection contracts	$110,655	$76,590	$34,065	$770
Customer lists	104,103	13,920	90,183	91,585
Non-competition agreements	14,631	3,131	11,500	12,600
Transfer station permits	7,457	1,495	5,962	1,185
Trade-names	4,351	1,375	2,976	2,294

	$241,197	$96,511	$144,686	$108,434

  Adjustments to prior period acquisitions resulted in no changes to 2007 intangible asset additions.

7.     CAPITAL ASSETS

	December 31, 2008
	Cost	Accumulated Amortization	Net Book Value
Land and improvements	$57,998	$—	$57,998
Buildings and improvements	115,747	22,179	93,568
Vehicles and equipment	411,742	180,820	230,922
Containers and compactors	195,606	83,508	112,098
Furniture, fixtures and computer equipment	17,532	11,717	5,815

	$798,625	$298,224	$500,401

	December 31, 2007
	Cost	Accumulated Amortization	Net Book Value
Land and improvements	$48,932	$—	$48,932
Buildings and improvements	87,016	15,143	71,873
Vehicles and equipment	312,473	121,383	191,090
Containers and compactors	143,570	54,501	89,069
Furniture, fixtures and computer equipment	12,726	8,790	3,936

	$604,717	$199,817	$404,900

8.     LANDFILL ASSETS

	December 31, 2008
	Cost	Accumulated Amortization	Net Book Value
Landfill assets	$1,085,649	$337,888	$747,761

	December 31, 2007
	Cost	Accumulated Amortization	Net Book Value
Landfill assets	$875,423	$230,712	$644,711

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

8.     LANDFILL ASSETS (Continued)

  In June 2008, the Company received a certificate of authorization, to allow the Lachenaie landfill to continue operating for an additional year while management works on a longer-term expansion initiative. Management remains optimistic that approval for a longer-term expansion will be obtained prior to the expiry of the one year extension. Accordingly no provision for impairment has been recorded. The net book value of the Lachenaie landfill at December 31, 2008 is $84,042 (December 31, 2007 — $85,136).

  Management is in compliance with the criteria it applies to determine future permitted airspace capacity.

9.     OTHER ASSETS AND OTHER LIABILITIES

	December 31
	2008	2007
Other assets
Fair value of foreign currency exchange agreements	$—	$1,670

	$—	$1,670

Other liabilities
Fair value of interest rate swaps	$15,876	$4,394
Fair value of OCC hedges	—	76
Fair value of commodity swaps	2,316	—
Contingent acquisition payables	232	586

	$18,424	$5,056

10.   LONG-TERM DEBT

	December 31
	2008	2007
Term loan	$238,797	$192,680
Senior secured debentures, series A	47,000	47,000
Senior secured debentures, series B	58,000	58,000
Revolving credit facilities	598,643	401,531
Other	127,358	102,762

	1,069,798	801,973
Less current portion of long-term debt	47,000	—

	$1,022,798	$801,973

  U.S. term loan and revolving credit facility

  Effective October 1, 2008, the Company entered into a Sixth Amending Agreement to its Amended and Restated Revolving Credit and Term Loan Agreement. The amending agreement simply recognizes the structural change from an income trust to a corporation and had no impact on committed amounts, maturity dates or pricing.

  Effective August 6, 2008, the Company entered into a Fifth Amendment to its Amended and Restated Revolving Credit and Term Loan Agreement. The Fifth Amendment extends the maturity of the U.S. revolving credit facility to January 21, 2012, increases the U.S. revolving credit facility commitment to U.S. $588,500 from U.S. $575,000, and decreases the accordion feature from U.S. $50,000 to U.S. $36,500. In addition, the Fifth Amendment increases the applicable margin on the pricing grid by one quarter of one percent throughout. All other significant terms remain unchanged.

  The Company's U.S. term loan is fully drawn. At December 31, 2008, the interest rate applicable to U.S. $195,000 (December 31, 2007 — $195,000) outstanding under the term loan portion of the credit facility was EURO plus 175 basis points, or 3.63% (December 31, 2007 — 6.61%).

  The U.S. revolving credit facility is available to finance working capital requirements, qualifying capital expenditures, acquisitions, and for general corporate purposes. The Company's U.S. revolving credit facility makes available, net of letters of credit amounting to

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

10.   LONG-TERM DEBT (Continued)

  U.S. $128,735 (December 31, 2007 — U.S. $166,755), U.S. $96,265 at December 31, 2008 (December 31, 2007 — U.S. $74,745). At December 31, 2008, U.S. $363,500 (December 31, 2007 — U.S. $333,500) was drawn on, and U.S. $54,724 (December 31, 2007 — $61,938) was immediately available for borrowing under, the U.S. revolving credit facility. The revolving credit facility bears interest at either Bank of America's prime rate plus an applicable margin of 0.00% to 0.50% or at EURO plus an applicable margin of 1.50% to 2.50%. Interest is payable quarterly in arrears and unused revolving credit facility commitments are subject to a standby fee ranging from 0.375% to 0.50%. At December 31, 2008, the interest rate applicable to U.S. $350,000 (December 31, 2007 — U.S. $247,000) outstanding under the revolving credit facility was EURO plus 225 basis points, or 3.13% (December 31, 2007 — 7.01%), and the interest rate applicable to the remaining balance of U.S. $13,500 (December 31, 2007 — $86,500) outstanding there under was Bank of America's prime rate plus applicable margin, or 3.25% (December 31, 2007 — 7.25%). At December 31, 2008, the Company's standby fee was 0.50% (December 31, 2007 — 0.50%).

  The term loan and revolving credit facility both mature on January 21, 2012. The term loan and revolving credit facility are secured by a first priority perfected security interest over all assets of IESI and its subsidiaries and includes all of the equity interests of IESI's direct and indirect subsidiaries and all of IESI's common shares.

  The Company's U.S. term loan and revolving credit facility contains a restrictive covenant which limits IESI's ability to pay a dividend subject to a financial threshold measure. At present there are no limitations on IESI's ability to pay dividends.

  As a condition of borrowing, the Company is required to have long-term debt, or have entered into interest rate swaps, on a fixed rate basis, for not less than 40% of total funded debt. Accordingly, the Company has entered into the following interest rate swaps: in January 2005, the Company entered into three interest rate swaps, which are effective through January 2009, with three financial institutions. Variable rate interest on U.S. $75,000 of the term loan and U.S. revolving credit facility (the "facility") was converted to fixed rates of 3.47%, 3.57%, and 3.60%, plus a bank margin ranging from 1.50% to 2.50%; in March 2007, the Company entered into an interest rate swap, which is effective through March 2009, with one financial institution. Variable rate interest on U.S. $2,000 of the facility was converted to a fixed rate of 4.98%, plus a bank margin ranging from 1.50% to 2.50%; and, in September 2007, the Company entered into four interest rate swaps for 3, 4 and 5 year periods, with two financial institutions. Variable rate interest on U.S. $75,000 of the facility, expiring in October 2010 was converted to a fixed rate of 4.72%, plus a bank margin ranging from 1.50% to 2.50%. Variable rate interest on U.S. $50,000 of the facility, expiring in October 2011 was converted to a fixed rate of 4.79%, plus a bank margin ranging from 1.50% to 2.50%. Variable rate interest on U.S. $25,000 of the facility, expiring in October 2011 was converted to fixed rate of 4.73%, plus a bank margin ranging from 1.50% to 2.50%. Variable rate interest on U.S. $35,000 of the facility, expiring in October 2012 was converted to a fixed rate of 4.89%, plus a bank margin ranging from 1.50% to 2.50%.

  Senior secured debentures, series A and B ("debentures")

  On June 25, 2004, BFI Canada Inc. ("BFI Canada"), an indirect subsidiary of the Company, issued $47,000 senior secured, series A debentures, bearing interest at 6.123% and $58,000 senior secured, series B debentures, bearing interest at 7.015%. Interest on each series of debenture is payable quarterly in arrears, commencing on September 26, 2004. The series A and B debentures are payable in full on June 26, 2009 and June 26, 2014, respectively. The debentures are redeemable in whole or in part from time to time at a price equal to the greater of par and the net present value of all scheduled payments of interest and principal using a discount rate equivalent to the sum of the Government of Canada Yield plus a margin on either series of debenture. The debentures are secured by a charge over all the personal and real property of BFI Canada, Ridge (Chatham) Holdings G.P. Inc., and Ridge (Chatham) Holdings L.P. and the shares and trust units of the Company and its subsidiaries. The debentures rank equally with the Company's Canadian revolving credit facility.

  Canadian revolving credit facility

  Effective October 1, 2008, the Company entered into a Fourth Amending Agreement to its Fourth Amended and Restated Credit Agreement. The amending agreement simply recognizes the structural change from an income trust to a corporation and had no impact on committed amounts, maturity dates or pricing.

  Effective July 30, 2008, the Company entered into a Third Amending Agreement to its Fourth Amended and Restated Credit Agreement. The Third Amending Agreement increased the Canadian revolving credit facility commitment from $150,000 to $305,000 and decreased the accordion feature from $50,000 to $45,000. In addition, the Third Amending Agreement increases the pricing grid by one quarter of one percent and modifies one financial covenant. All other significant terms remain unchanged.

  The revolving credit facility is available to finance working capital requirements, qualifying capital expenditures, and acquisitions. At December 31, 2008, $153,500 (2007 — $72,000) is drawn on the revolving credit facility. The Company's remaining availability under its

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

10.   LONG-TERM DEBT (Continued)

  Canadian revolving credit facility at December 31, 2008, net of letters of credit totaling $24,916 (2007 — $24,713), amounts to $126,584 (2007 — $53,287). At December 31, 2008, $88,095 (December 31, 2007 — $53,287) was immediately available for borrowing under the revolving credit facility. Unused revolving credit facility commitments are subject to a standby fee ranging from 0.275% to 0.50%. At December 31, 2008, the Company's standby fee was 0.325% (2007 — 0.275%). Revolving credit facility advances bear interest at Canadian bank prime plus a spread of 0.125% to 1.125%, bankers' acceptances plus a spread of 1.125% to 2.125% or LIBOR plus a spread of 1.125% to 2.125%. At December 31, 2008, revolving credit facility advances were principally priced at the bankers' acceptances rate of 1.57%, plus a spread of 1.375% (2007 — 4.61%, plus a spread of 1.125%). The facility is secured by a first priority perfected security interest over all personal and real property of BFI Canada and its subsidiaries and the shares and trust units of the Company and its subsidiaries. The facility ranks equally with the senior secured, series A and B debentures.

  The revolving credit facility matures on May 30, 2011.

  Other

  On March 1, 2007, the Company entered into a 15-year agreement with the Mission Economic Development Corporation, which permits the Company access to variable rate demand solid waste disposal industrial revenue bonds ("TX IRB Facility"). The TX IRB Facility makes U.S. $24,000 available to fund a portion of landfill construction activities, and equipment, vehicle, and container expenditures in the Company's Texas operations. The TX IRB Facility bears interest at LIBOR less an applicable discount, and interest is payable monthly in arrears, commencing on May 1, 2007. At December 31, 2008, the daily interest rate applicable to the TX IRB Facility was 3.28% (December 31, 2007 — 5.80%). The TX IRB Facility matures on April 1, 2022 and is secured by a letter of credit in the amount of the drawn facility. At December 31, 2008, U.S. $24,000 (December 31, 2007 — U.S. $24,000) has been drawn under this facility and U.S. $82 (December 31, 2007 — U.S. $1,619) of cash, included in cash and cash equivalents at December 31, 2008, is restricted for the purpose of funding future landfill construction and equipment expenditures in the state of Texas.

  On November 16, 2006, the Company entered into a 22-year agreement with the Pennsylvania Economic Development Financing Authority, which permits the Company access to variable rate demand solid waste disposal industrial revenue bonds ("PA IRB Facility"). The PA IRB Facility makes U.S. $35,000 available to fund a portion of landfill construction, equipment, vehicle, and container expenditures in the Company's Pennsylvania operations. The PA IRB Facility bears interest at LIBOR less an applicable discount, and interest is payable monthly in arrears, commencing on December 1, 2006. At December 31, 2008, the daily interest rate applicable to the PA IRB Facility was 3.65% (December 31, 2007 — 6.17%). The PA IRB Facility matures on November 1, 2028 and is secured by a letter of credit in the amount of the drawn facility. At December 31, 2008, U.S. $35,000 (December 31, 2007 — U.S. $35,000) was drawn under this facility.

  On October 20, 2005, the Company entered into a 30-year agreement with the Seneca County Industrial Development Agency, which permits the Company access to variable rate demand solid waste disposal industrial revenue bonds ("Seneca IRB Facility"). The Seneca IRB Facility makes U.S. $45,000 available to fund a portion of Seneca Meadows landfill construction and equipment expenditures. The Seneca IRB Facility bears interest at LIBOR less an applicable discount, and interest is payable monthly in arrears, commencing on November 1, 2005. Effective August 1, 2008, the Company remarketed its Seneca IRB Facility. The amended and restated Seneca IRB Facility, which originally bore interest at LIBOR less an applicable discount, bears interest at 6.625% for a term of 5 years. At December 31, 2007, the daily interest rate applicable to the Seneca IRB Facility was 6.17%. The Seneca IRB Facility matures on October 1, 2035 and is guaranteed by IESI. At December 31, 2008, U.S. $45,000 (December 31, 2007 — U.S. $45,000) was drawn under this facility.

  Interest on long-term debt amounted to $53,737 (2007 — $42,964).

  Principal repayments required in each of the next five years ending December 31 and thereafter are as follows:

2009	$47,000
2010	—
2011	153,500
2012	683,940
2013	—
Thereafter	185,358

$1,069,798

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

11.   LANDFILL CLOSURE AND POST-CLOSURE COSTS

  The following tables outline key assumptions used to determine the fair value of landfill closure and post-closure costs, the expected timing of landfill closure and post-closure expenditures, and reconcile beginning and ending landfill closure and post-closure costs:

December 31, 2008
Fair value of legally restricted assets	$7,488
Undiscounted closure and post-closure costs	$478,768
Credit adjusted risk free rates — Canadian segment landfills	5.5% — 9.5%
Credit adjusted risk free rates — U.S. segment landfills	5.7% — 7.2%

Expected timing of undiscounted landfill closure and post-closure expenditures
2009	$8,829
2010	10,690
2011	4,798
2012	11,472
2013	10,943
Thereafter	432,036

$478,768

	2008	2007
Landfill closure and post-closure costs, beginning of year	$58,843	$64,535
Provision for landfill closure and post-closure costs, during the year	8,712	9,554
Accretion expense, during the year	3,212	3,086
Landfill closure and post-closure expenditures, during the year	(2,158)	(4,541)
Revisions to estimated cash flows, during the year	(8,814)	(5,430)
Foreign currency translation adjustment, during the year	11,314	(8,361)

	71,109	58,843
Less current portion of landfill closure and post-closure costs	8,829	2,900

Landfill closure and post-closure costs, end of year	$62,280	$55,943

  The Company is required to deposit monies into a social utility trust for the purpose of settling post-closure costs. The funding amount is established by the Quebec Government based on each cubic metre of waste accepted at the Lachenaie landfill and payment is due quarterly. At December 31, 2008, funded landfill post-closure costs, representing the fair value of legally restricted assets, total $7,488 (December 31, 2007 — $5,976). At December 31, 2008, $7,389 (December 31, 2007 — $5,586) was deposited into the social utility trust with the balance, $99 (December 31, 2007 — $390) remaining unfunded and included in accounts payable.

  At December 31, 2008, the Company has an accrued environmental liability of $10,921 (December 31, 2007 — $8,732). The accrued environmental liability is included in landfill closure and post-closure costs and relates principally to an inactive landfill which the Company acquired on the acquisition of IESI. The estimated costs have a total undiscounted value amounting to $13,211 (December 31, 2007 — $8,459).

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

12.   INCOME TAXES

  The following table reconciles the difference between income taxes that would result solely by applying statutory rates to the Company's pre-tax income and income tax expense (recovery) recorded in the consolidated statement of operations and comprehensive income (loss).

	December 31
	2008	2007
Income before income taxes	$61,691	$42,704

Income tax expense at the combined basic rate	19,432	14,821
Tax on income attributable to trust unitholders and non-controlling interest	(13,876)	(15,531)
Large corporations and state tax	2,440	4,285
Withholding tax on foreign dividends and interest	—	1,755
Tax on other non-deductible expenses	641	781
Revision to unutilized tax loss carryforwards and tax base of capital assets	(801)	(273)
Other	(1,776)	(1,141)

Income tax expense at the combined basic rate	$6,060	$4,697

	December 31
	2008	2007
Future income tax assets
Unutilized tax loss carryforwards, net of valuation allowances	$42,841	$40,646
Tax value of deferred costs in excess of carrying value	—	953
Deferred financing costs and offering expenses	406	611
Accounting provisions not currently deductible for tax	37,886	27,733
Other	1,323	1,088

	82,456	71,031

Future income tax liabilities
Carrying value of capital assets in excess of tax value	36,010	27,994
Carrying value of intangibles and landfill assets in excess of tax value	114,837	99,166
Other	1,012	1,539

	151,859	128,699

Net future income tax liabilities	$69,403	$57,668

  Net future income tax liabilities, totaling $69,403 (2007 — $57,668), is comprised of net future income tax liabilities in Canada amounting to $3,049 (2007 — $2,129) and net future income tax liabilities in the U.S. amounting to $66,354 (2007 — $55,539).

  Subsidiaries of the Company have unutilized tax losses amounting to $82,944 (2007 — $98,532) which expire 2009 to 2028. The realization of the resulting future income tax assets, net of a $4,702 (2007 — $3,085) valuation allowance on certain U.S. unutilized tax loss carryforwards, totaling $42,841 (2007 — $40,646) is dependent on the generation of future taxable income during the years in which those temporary differences become deductible. Based on management's estimate of projected future taxable income and tax planning strategies, management expects to realize these future income tax assets in advance of expiry.

  On the Company's acquisition of IESI, IESI issued a U.S. $160,000 note payable ("U.S. note"). Effective August 28, 2007, the U.S. note was cancelled. For the purposes of determining taxable income, IESI has taken the position that the note and its related interest was commercially reasonable and has deducted the interest paid on its note on this basis. Management has taken steps to ensure that the U.S. note was commercially reasonable, however, there can be no assurance that U.S. taxation authorities will not seek to challenge the treatment of the U.S. note as debt or the amount of interest expense deducted, which could increase IESI's taxable income and accordingly its U.S. federal income tax liability.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

13.   EQUITY

  Shareholders' equity

  Pursuant to the plan of arrangement (Note 4), the Company is authorized to issue an unlimited number of common, special and preferred shares, issuable in series.

  Common Shares

  On October 1, 2008, pursuant to the plan of arrangement, the Company issued 57,569 common shares. Common shareholders are entitled to one vote for each common share held and to receive dividends, as and when declared by the Board of Directors. Dividends declared and paid on common shares from the date of conversion to December 31, 2008 totaled $11,120 and $8,722, respectively. Common shareholders are entitled to receive, on a pro rata basis, the remaining property and assets of the Company upon dissolution or wind-up, subject to the priority rights of other classes of shares.

  At December 31, 2008, 184 (December 31, 2007 — nil) common shares were held by the U.S. LTIP plan rabbi trust.

  Special Shares

  On October 1, 2008, pursuant to the plan of arrangement, the Company issued 11,137 special shares to IESI for the benefit of each participating preferred shareholder. Special shareholders are entitled to one vote for each special share held. The special shares carry no right to receive dividends or to receive the remaining property and assets of the Company upon dissolution or wind-up. The number of special shares outstanding is equivalent to the exchange rights granted to holders of the participating preferred shares. Participating preferred shareholders have the right to exchange one PPS for one common share of the Company. For each PPS exchanged the same number of special shares is automatically cancelled. At December 31, 2008, special shareholders hold a 16.2% voting interest in the Company.

  Preferred Shares

  On October 1, 2008, pursuant to the plan of arrangement, the Company is authorized to issue an unlimited number of preferred shares, issuable in series. At December 31, 2008, no preferred shares are issued. Each series of preferred shares shall have rights, privileges, restrictions and conditions as determined by the Board of Directors prior to issuance. Preferred shareholders are not entitled to vote, but take preference over the common shareholders rights in the remaining property and assets of the Company in the event of dissolution or wind-up.

  Details of common and special shares for the year ended December 31, 2008 are as follows:

	December 31
	2008	2007
Common shares
Common shares issued and outstanding, beginning of year	—	—
Common shares issued pursuant to the plan of arrangement (Note 4), during the year	57,569	—
Restricted common shares issued pursuant to the plan of arrangement (Note 4), during the year	(210)	—

Common shares issued and outstanding, end of year	57,359	—

Special shares
Special shares issued and outstanding, beginning of year	—	—
Special shares issued pursuant to the plan of arrangement (Note 4), during the year	11,137	—

Special shares issued and outstanding, end of year	11,137	—

  Normal course issuer bid

  Effective August 21, 2008, the Company received approval to commence a normal course issuer bid for up to 0.05% of the shares outstanding on any given day and not more than 10% of shares outstanding in any 365 day period, where total shares outstanding is equal to 56,880. The normal course issuer bid is in effect to August 20, 2009.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

13.   EQUITY (Continued)

  Unitholders' equity

  Trust Units

  On October 1, 2008, pursuant to the plan of arrangement, each issued and outstanding trust unit of the Fund was transferred to the Company in exchange for one common share of the Company.

  Effective April 5, 2007, the Fund closed its offering of 3,565 trust units, including the exercised over-allotment option, for gross proceeds of $93,047. Trust unit issue costs and the related tax effect amounted to $5,447 and $1,852, respectively.

  At December 31, 2008, nil (December 31, 2007 — 108) trust units were held by the U.S. LTIP plan rabbi trust.

  Class A unit

  On October 1, 2008, pursuant to the plan of arrangement, the Class A unit issued to IESI was redeemed by the Fund for cash consideration of ten dollars. At December 31, 2007, the indirect ownership interest held by the non-controlling interest was approximately 16.2%.

  Details of issued trust, and Class A units for the year ended December 31, 2008 are as follows:

	December 31
	2008	2007
Trust units issued and outstanding, beginning of year	57,568	53,617
Trust units issued, during the year	—	3,565
Trust units issued on exchange of PPSs, during the year	1	386
Restricted trust units purchased (Note 15), during the year	(210)	—
Trust units exchanged pursuant to the plan of arrangement (Note 4), during the year	(57,569)	—
Restricted trust units exchanged pursuant to the plan of arrangement (Note 4), during the year	210	—

Trust units issued and outstanding, end of year	—	57,568

  Accumulated other comprehensive income (loss)

  Accumulated other comprehensive income (loss), is comprised of accumulated foreign currency translation adjustments, including accumulated exchange gains on intangibles, goodwill and capital and landfill assets, partially offset by accumulated exchange losses on long-term debt, landfill closure and post-closure costs, and future income tax liabilities. Accumulated other comprehensive income (loss) also includes gains or losses recognized on the effective portion of commodity swaps designated in a hedging relationship.

  Non-controlling interest

  On the closing of the IESI acquisition, IESI issued 22,266 PPSs which ultimately represents a direct non-controlling interest in the Company. The non-controlling interest is entitled to dividends that are economically equivalent to dividends declared and paid by the Company. PPSs are recorded at their exchange amount, which is measured at the weighted average trading price of the Company's issued equity at the date of issuance. The weighted average trading price represents the average price of the Company's issued equity calculated for a reasonable period before and after the IESI acquisition terms were agreed to and announced. Exchanges of PPSs into shares of the Company are recorded at the carrying value of the PPSs at issuance net of net income (loss) and dividends attributable to PPSs to the date of exchange. Effective January 1, 2009, the carrying value of non-controlling interest will also include its share of

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

13.   EQUITY (Continued)

  attributable other comprehensive income or loss. For the year ended December 31, 2008, one (2007 — 386) PPS was exchanged for a share of the Company.

	December 31
	2008 — PPSs	2007 — PPSs
PPSs issued and oustanting, beginning of year	11,138	11,774
PPSs exchanged for shares or trust units, during the year	(1)	(386)
PPSs cancelled, during the year	—	(250)

PPSs issued and outstanding, end of year	11,137	11,138

  On the acquisition of IESI, a portion of PPSs issued to various IESI selling shareholders were held in escrow to settle various representations and warranties. The settlement of these representations and warranties in February 2007 resulted in the cancellation of 250 PPSs totaling $6,638 which were recorded at the exchange amount.

  Net income per share or trust unit

  The following table reconciles net income and the weighted average number of shares outstanding at December 31, 2008 and trust units outstanding at December 31, 2007 for the purpose of computing basic and diluted net income per share or trust unit.

	December 31
	2008	2007
	(Restated — Note 3)	(Restated — Note 3)
Net income	$55,631	$38,007

Net income attributable to common shareholders' or trust unitholders'	$46,613	$31,687

Weighted average number of shares or trust units, basic	57,496	56,564
Dilutive effect of PPSs	11,137	11,239

Weighted average number of shares or trust units, diluted	68,633	67,803

Net income per weighted average share or trust unit, basic and diluted	$0.81	$0.56

  Share based options are anti-dilutive to the calculation of net income per share or trust unit and have been excluded from the calculation.

14.   CHANGES IN NON-CASH WORKING CAPITAL ITEMS

  The following table outlines the changes in non-cash working capital items:

	December 31
	2008	2007
Accounts receivable	$(10,520)	$10,491
Prepaid expenses	(8,997)	(3,336)
Accounts payable	(522)	(2,061)
Accrued charges	8,294	(28,500)
Income taxes payable	(816)	1,235
Deferred revenues	1,208	1,806
Effect of foreign currency translation adjustments	(4,760)	26,542

Change in non-cash working capital items	$(16,113)	$6,177

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

15.   SHARE BASED COMPENSATION

  Share based compensation arrangements outstanding to the date of conversion, remain in effect post conversion. Share based options to acquire trust units of the Fund have been changed to share based options to acquire shares of the Company. Similarly, restricted trust unit compensation awards which entitle certain management to trust units of the Fund have been changed to entitlements of the Company's shares. Accordingly, awards initiated by the Fund are awards of the Company and are presented from the perspective of the Company in the discussions that follow.

  Share based options

  Share based options, subject to shareholder approval, are granted to certain directors, officers or management employees at the discretion of the Company's Board of Directors, or its designate. Options, in the absence of any other determination, are exercisable equally on the first, second, third and fourth anniversary and expire on the 10th anniversary of the grant date. The Company has reserved 4,000 shares for issuance under the option plan. The exercise date of options may be accelerated, at the discretion of the Board of Directors, or its designate. Options are not transferable or assignable.

  On February 14, 2006, the Board of Directors issued 1,000 share based options, all of which have stock appreciation rights, to certain executive management of the Company. Options issued on February 14, 2006 are exercisable equally on January 1, 2007, January 1, 2008 and January 1, 2009 and have an exercise price of $29.15. The market value of the shares on the grant date was $28.35. On termination of employment or death, the options will be immediately exercisable. Unexercised options expire on February 13, 2016.

  On August 25, 2008, the Board of Directors issued 1,071 share based options, all of which have stock appreciation rights, to certain executive management of the Company. The options are exercisable equally in thirds on the following vesting dates: on or after August 25, 2008, on January 1, 2009 and on January 1, 2011. The options have an exercise price of $20.00 and grant date market value of $19.40. On termination of employment without cause, death or disability, the options become immediately exercisable. Unexercised options expire on August 24, 2018.

	December 31
	2008		2007
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Outstanding, beginning of year	1,000	$29.15	1,000	$29.15
Granted, during the year	1,071	$20.00	—	$—
Exercised, during the year	—	$—	—	$—
Forfeited, during the year	—	$—	—	$—
Expired, during the year	—	$—	—	$—

Outstanding, end of year	2,071	$24.42	1,000	$29.15

  For the period ended December 31, 2008, compensation expense in respect of options, recorded to selling, general and administration expense, amounted to $nil (2007 — $nil). The weighted average remaining contractual life of the options is 8.4 years and at December 31, 2008, 1,023 (2007 — 333) options are exercisable at a weighted average exercise price of $25.96 (2007 — $29.15).

  Restricted shares

  On August 5, 2008, the Company issued 210 restricted shares, at a weighted average cost of $18.98 per share, to certain executive management. In conjunction with the restricted share issuance, the Company purchased 210 common shares for total cash consideration of $3,985. All 210 restricted shares issued have a vesting date of January 1, 2011.

  Restricted shares are issued as an incentive for certain executive management ("employees" or "executive management") to continue employment with the Company and to align the interests of executive management with the interests of the Company's shareholders. Restricted shares are purchased by the Company in the open market and are held in trust for the benefit of executive management. The restricted shares vest when the employee has satisfied the requisite service period. Executive management forfeit's their right to restricted shares upon termination for cause, or resignation without good reason. Accelerated vesting occurs in certain circumstances, including termination without cause or resignation for good reason, change of control, and death or disability. Dividends received by the trustee, on restricted shares held for executive management, are paid to the employee. The employee's interest in restricted shares is not assignable or transferrable.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

15.   SHARE BASED COMPENSATION (Continued)

  The following table outlines various details pertaining to restricted shares.

	December 31
	2008	2007
Outstanding, beginning of period or year	—	—
Granted, during the period	210	—
Vested, during the period	—	—
Forfeited, during the period	—	—
Expired, during the period	—	—

Outstanding, end of period	210	—

Weighted average remaining life	2.0	—

  For the year ended December 31, 2008, compensation expense in respect to restricted shares, and recorded to selling, general and administration expense, totaled $675. If employees satisfy the requisite service period requirement, the Company will record compensation expense in 2009 and 2010 as follows:

2009	$1,655
2010	1,655

$3,310

16.   FINANCING COSTS

  With the adoption of CICA section 3855, financing costs are recorded in the consolidated statement of operations and comprehensive income (loss) when incurred. Accordingly, amendments to the Company's Amended and Restated Revolving Credit and Term Loan Agreement in the U.S. and Amended and Restated Credit Agreement in Canada resulted in financing costs totaling $2,349 and $1,154, respectively, for the year ended December 31, 2008 (2007 — $7,042 and $150, respectively).

17.   NET FOREIGN EXCHANGE (GAIN) LOSS

  As a condition of the Company entering into a third amendment to its Amended and Restated Revolving Credit and Term Loan Agreement in the U.S., the Company's U.S. note due from IESI was cancelled, effective August 31, 2007. Prior to cancellation, the U.S. note was eliminated on consolidation and was not included in the net investment of IESI, a self sustaining foreign operation. Accordingly, the U.S. note was translated as if it was a third-party foreign currency trade balance. The resulting foreign exchange loss on the cancellation and translation of this note for the year ended December 31, 2007 amounted $17,390. The balance of the foreign exchange (gain) loss is due principally to changes in the foreign exchange rate from the date interest was due on notes receivable to the date interest is received from IESI and realized gains on the settlement of derivative financial instruments. For 2008, realized gains on the settlement of derivative financial instruments is the primary reason for the net foreign exchange gain.

18.   COMMITMENTS AND CONTINGENCIES

  (i)
  The Company leases buildings and equipment under various operating leases. Future lease payments for the next five years ending December 31 and thereafter are as follows:

2009	$7,105
2010	5,630
2011	4,299
2012	4,037
2013	3,715
Thereafter	17,166

$41,952

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

18.   COMMITMENTS AND CONTINGENCIES (Continued)

  (ii)
  The Company is the successor to a license agreement to use the trade name "BFI" and the related logo, subject to certain restrictions. The agreement was amended on February 22, 2002, whereby a one-time payment of $2,000 was made on April 25, 2002 in full satisfaction of all royalty obligations under the license agreement payable through June 1, 2015 (effectively the initial 15-year term). The Company has two additional 10 year extension options at a cost of $600 and $1,500, respectively, per annum.

  (iii)
  The Company enters into various commitments in the normal course of business. At December 31, 2008, the Company has issued letters of credit amounting to $182,565 (2007 — $189,484) and performance bonds totaling $246,656 (2007 — $172,504). Letters of credit are made available from the Company's lenders to its long-term debt facilities. Accordingly, letters of credit are included in the security offered by the Company to its lenders through its long-term debt facilities.

  (iv)
  On the acquisition of IESI, the Company assumed various obligations which require payment of additional amounts for achieving certain negotiated events or business performance targets, including landfill expansion approval or target disposal volumes. The Company is obligated to pay certain sellers various amounts for achieving certain negotiated disposal volumes to a maximum of approximately U.S. $12,500. Amounts are accrued monthly, and paid from time to time in accordance with underlying agreements, until certain threshold negotiated disposal volume targets are achieved, and the maximum obligation is satisfied. Monthly accrued amounts, which are paid up to the date the disposal volume threshold targets are met, reduce the threshold payment by a similar amount. The Company will record an adjustment to the purchase price allocation when the contingency is resolved and consideration is issued or becomes issuable. Landfill permits acquired on the acquisition of IESI were recorded at their fair values. Accordingly, all contingent amounts paid, and all future contingent payments, in respect of the receipt of landfill expansion approval or fulfilling disposal volume targets, are recorded to goodwill.

    Upon approval for the Seneca Meadow's landfill expansion, the Company paid the original seller approximately U.S. $15,000 in January 2008. The obligation was accrued and recorded to goodwill in December 2007.

  (v)
  The Company has a disposal contract that requires it to meet specific disposal volume targets which expires on March 31, 2009. The volume requirements are measured based on an annual average. In the event the Company does not meet the required volume targets, the Company is required to make additional payments on the disposal volume shortfall. At December 31, 2008, the Company expects to meet its disposal volume target and accordingly is not accruing for a shortfall.

  (vi)
  The Company has an accrued environmental liability of $10,921 recorded in landfill closure and post-closure costs on the consolidated balance sheet, related principally to an inactive landfill (hereinafter referred to as "Tantalo"), which the Company assumed as part of the IESI acquisition. The Tantalo environmental liability consists of remediation and 30 years of post-closure monitoring totaling $13,211. The initial remediation work commenced in 2004, and the post-closure monitoring commenced in 2007. Tantalo is a 26 acre landfill that stopped accepting waste in 1976 and has been identified by the State of New York as an "Inactive Hazardous Waste Disposal Site". During its period of operation, Tantalo received both municipal and industrial waste, some of which has been found to exhibit "hazardous" characteristics as defined by the U.S. Resource Conservation and Recovery Act. Past activities at Tantalo have resulted in the release of hazardous wastes into the groundwater. A remediation program has been developed for Tantalo in conjunction with the New York State Department of Environmental Conservation. The remediation program includes: installation of groundwater barriers, protective liner caps, leachate and gas collection systems, and storm-water drainage controls, as well as methods to accelerate the decontamination process. In addition, IESI purchased a "Cleanup Cost Cap Insurance Policy," with a ten-year policy period, which provides U.S. $25,000 of coverage in excess of the remediation portion of the liability.

    The cost of remediation requires a number of assumptions and estimates which are inherently difficult to estimate, and the outcome may differ materially from current estimates. However, management believes that its experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as applicable. It is possible that technological, regulatory or enforcement developments, the results of environmental studies, or other factors could necessitate the recording of additional liabilities which could be material. The estimated environmental remediation liabilities have not been reduced for possible recoveries from other potentially responsible third parties.

  (vii)
  The Company is subject to certain lawsuits and other claims arising in the ordinary course of business. The outcome of these matters is subject to future resolution. Management's evaluation and analysis of such matters indicates that the resolution thereof will not have a material effect on the Company's consolidated financial statements.

19.   EMPLOYEE FUTURE BENEFITS

  The net pension expense for the defined contribution and defined benefit pension plans for the year ended December 31, 2008 amounted to $3,811 (2007 — $1,796).

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

19.   EMPLOYEE FUTURE BENEFITS (Continued)

  Defined contribution pension plan

  The Company's defined contribution pension plan is non-contributory and requires all eligible employees to join the plan following one year of service.

  Defined benefit pension plan

  The Company has eight active members in its defined benefit pension plan. Plan assets and the accrued benefit obligation were measured at December 31, 2008. Contributions to the defined benefit pension plan by members of the plan are neither required nor permitted and the Company makes contributions to the plan based on the advice of the plan's actuary. Subject to applicable provincial legislation, benefits vest after two years of continuous employment. If a member terminates employment for reasons other than death or retirement, the member will receive a pension commencing on their normal retirement date, equal to the pension earned to the date of termination.

  As the sole sponsor of the defined benefit pension plan, the Company's primary objective is to provide sufficient funds to meet payments as they become due and to maintain sufficient assets over actuarial requirements to meet unforeseen liabilities. Investment activity is carried out with due regard to these objectives and investments are managed prudently with emphasis on income and long-term growth. The assets under investment are actively managed by a third party manager ("manager") with the expectation of added value through both individual investment selection and management of the allocation of assets between various investment categories. The manager's objective is to achieve both income returns and capital growth through a broadly diversified range of investments. The manager is constrained by allowable investment, quality and asset allocation guidelines. In addition, the manager's qualitative objective is to better the Consumer Price Index by 3% annually measured on a four-year moving average basis and secondly to exceed the passive benchmark, described therein, by 1% annually measured on a four-year moving average basis.

  In the determination of the expected long-term rate of return, management uses its best estimate, giving due consideration to various factors including but not limited to, inflation, including historical, current and forecast rates, historical investment returns, the plan's benchmark returns as outlined in its Statement of Investment Policies and Procedures, and other long-term indicators, including government of Canada long-term bond yields, that may influence the long-term rate of return.

  The asset allocation guidelines suggest a normal asset allocation target as follows: Canadian equity 33%, foreign equity 25%, fixed income investments 37% and short term income investments 5%.

  Contributions expected for 2009 are not expected to differ significantly from those incurred in 2008.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

19.   EMPLOYEE FUTURE BENEFITS (Continued)

  For funding purposes, an actuarial valuation is performed every three years. The most recent actuarial valuation was completed on December 31, 2006. Information on the Company's defined benefit pension plan is as follows:

	December 31
	2008	2007
Plan Assets
Fair value of plan assets, beginning of year	$700	$654
Expected return on plan assets	53	50
Employer contributions	164	42
Actuarial loss	(200)	(46)
Benefit payments	(143)	—

Fair value of plan assets, end of year	$574	$700

Accrued Benefit Obligation
Accrued benefit obligation, beginning of year	$812	$763
Current service cost	66	66
Interest cost	40	43
Actuarial gain	(47)	(97)
Benefit payments	(143)	—
Actuarial revisions to opening accrued benefit obligations	—	37

Accrued benefit obligation, end of year	$728	$812

Net Benefit Plan Expense
Current service cost	$66	$66
Expected return on plan assets	(53)	(50)
Interest cost	40	43
Amortization of transition asset	(3)	(3)
Net actuarial losses	13	21

Net benefit plan expense	$63	$77

Prepaid (Accrued) Pension Benefit Expense
Funded status — plan deficit	$(154)	$(112)
Unamortized transitional asset	(8)	(10)
Unamortized actuarial losses	230	91

Prepaid (accrued) pension benefit expense, end of year	$68	$(31)

  The significant actuarial assumptions are as follows:

	December 31
	2008	2007
Discount rate	6.8%	5.0%
Expected long-term rate of return on plan assets	7.5%	7.5%
Rate of compensation increase	4.5%	4.5%
Average remaining service period of active employees, in years	6.9	7.8

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

20.   FINANCIAL INSTRUMENTS

  The following table illustrates the Company's financial assets and liabilities by category, including their carrying and fair value amounts.

	December 31 2008		December 31 2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Held for trading
Current	$14,720	$14,720	$13,359	$13,359
Long-term	$7,488	$7,488	$7,646	$7,646
Loans and receivables
Current	$132,251	$132,249	$116,308	$116,347
Long-term	$482	$436	$761	$825
Financial liabilities
Other financial liabilities
Current	$181,060	$175,511	$142,170	$142,170
Long-term	$1,023,031	$977,395	$802,559	$817,423
Held for trading
Long-term	$15,876	$15,876	$4,470	$4,470
Derivatives designated in a hedging relationship
Long-term	$2,316	$2,316	$—	$—

  The following table outlines items of income and expense included in the Company's statement of operations and comprehensive income (loss) by class of financial asset and liability.

	December 31
	2008	2007
Financial assets
Held for trading
Net loss on financial instruments	$1,803	$1,149
Loans and receivables
Selling, general and administration	$5,051	$4,822
Interest on long-term debt — (income)	$(111)	$(344)
Financial liabilities
Held for trading
Net loss on financial instruments	$9,006	$8,411

  Hedge accounting

  The Company enters into commodity swaps to reduce its exposure to fluctuations in cash flows due to changes in the price of diesel fuel which it consumes to service certain fixed price contracts or in certain segments of its business where the recovery of escalating fuel prices is either difficult or non-existent. To fulfill the Company's objective, the Company has entered into cash flow hedges specifically tied to various forecasted diesel fuel purchases.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

20.   FINANCIAL INSTRUMENTS (Continued)

  The following table outlines changes in the fair value of commodity swaps and its impact on other comprehensive income (loss), net of the related tax effect.

	December 31
	2008	2007
Financial liabilities
Derivatives designated in a hedging relationship
Other comprehensive loss	$(1,344)	$—

  At December 31, 2008, all of the commodity swaps were determined to be highly effective. Accordingly, no amounts have been recognized in the Company's net income on account of commodity swaps, due to ineffectiveness or otherwise. The first commodity swap becomes effective in July 2009. Accordingly, the Company will measure and record any ineffectiveness on commodity swaps representing the difference between the underlying index price and the actual price of diesel fuel purchased. Additionally, gains or losses will be reclassified to net income as diesel fuel is consumed. The estimated net amount of the existing unrealized losses on commodity swaps expected to be reclassified to earnings within the next twelve months is U.S. $202. The timing of actual amounts reclassified to net income is dependent on future movements in diesel fuel prices.

  Credit risk

  Credit risk is defined as the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge its obligation. The Company's exposure to credit risk is limited principally to cash and cash equivalents, accounts receivable, other receivables, funded landfill post-closure costs, interest rate and commodity swaps, and when and as applicable, foreign currency exchange agreements, and hedge agreements for OCC. In all instances, the Company's risk management objective, whether of credit, liquidity, market or otherwise, is to mitigate its risk exposures to a level consistent with its risk tolerance.

  Cash and cash equivalents

  Certain senior management are responsible for determining which financial institutions the Company will bank and hold deposits with. Management's selected financial institutions are concurred by the Board of Directors. Senior management typically selects financial institutions which are party to its long-term debt facilities and those which are deemed by management to be of sufficient size, liquidity, and stability. Management reviews the Company's exposure to credit risk from time to time or as conditions indicate that the Company's exposure to credit risk has or is subject to change. The Company's maximum exposure to credit risk is the fair value of cash and cash equivalents recorded on the Company's consolidated balance sheet, $14,720 (December 31, 2007 — $13,359). The Company holds no collateral or other credit enhancements as security over its cash and cash equivalent balances. The Company deems the credit quality of its cash and cash equivalent balances to be high and no amounts are impaired.

  Accounts receivable

  The Company is subject to credit risk on its accounts receivable through the normal course of business. The Company performs credit checks or accepts payment or security in advance of service to limit its exposure to credit risk. The Company's customer base is sufficiently diverse to provide some mitigation to credit risk exposure. The Company has assigned various employees to carry out its collection effort in a manner consistent with its accounts receivable and credit and collections policies. These policies establish procedures to manage, monitor, control, investigate, record and improve accounts receivable credit and collection. The Company also has policies and procedures which establish estimates for doubtful account allowances. These calculations are generally based on historical collection or alternatively historical bad debt provisions. Specific account balance review is permitted, where practical, and consideration is given to the credit quality of the customer, historical payment history, and other factors specific to the customer, including bankruptcy or insolvency.

  The Company is subject to credit risk from its exposure to a single customer in the U.S. which accounts for approximately 7.3% of the Company's accounts receivable at December 31, 2008 (December 31, 2007 — 6.0%). The Company does not consider the risk from this exposure to be significant.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

20.   FINANCIAL INSTRUMENTS (Continued)

  The following table illustrates the Company's aging of accounts receivable and the Company's allowance for doubtful accounts by ageing category.

	December 31 2008
	Gross	Allowance
Financial assets — Loans and receivables
Accounts receivable
Amounts outstanding 0 to 30 days	$73,050	$—
Amounts outstanding 31 to 60 days	39,470	—
Amounts outstanding 61 to 90 days	11,338	—
Amounts outstanding 91 days and thereafter	10,481	6,811

Subtotal	134,339	6,811
Other accounts receivable	4,444	—

Total gross accounts receivable and allowance	$138,783	$6,811

    The following table illustrates the Company's movement in its allowance for doubtful accounts for the year ended December 31, 2008.

	December 31
	2008	2007
Accounts receivable — movement in allowance for doubtful accounts
Balance, beginning of the year	$4,174	$2,507
Net additions to allowance for doubtful accounts, during the year	5,051	4,822
Written-off, uncollectible, during the year	(3,932)	(3,097)
Recoveries, during the year	559	336
Foreign currency translation adjustment, during the year	959	(395)

Balance, end of year	$6,811	$4,174

  Accounts receivable are typically assessed for impairment in aggregate, but may be assessed for impairment on an individual basis. Accounts receivable that are deemed by management to be at risk of collection are provided for through an allowance account. When an accounts receivable balance is considered uncollectable, it is written-off against the allowance account. Subsequent recoveries of amounts previously written-off are credited against the allowance account and changes to the allowance account are recorded in selling, general and administration expense in the Company's statement of operations and comprehensive income (loss). Management typically assesses aggregate accounts receivable impairment applying the Company's historical rate of collection giving consideration to broader economic conditions. When assessing accounts receivable for impairment on an individual basis, management typically considers the credit quality of the customer, historical payment history, and other factors specific to the customer.

  The Company's accounts receivable are generally due upon invoice receipt. Accordingly, all amounts which are outstanding for a period that exceeds the current period are past due. Based on historical collection the Company has been successful in collecting amounts that are not outstanding for greater than 90 days. The Company assesses the credit quality of accounts receivable that are neither past due nor impaired as high. The Company's maximum exposure to accounts receivable credit risk is equivalent to its net carrying amount. The Company may request payment in advance of service generally in the form of credit card deposit or full or partial prepayment as security. Amounts deposited or prepaid in advance of service are recorded to unearned revenue on the Company's consolidated balance sheet. The diversity of the Company's customer base, including diversity in customer size, balance and geographic location inherently reduces the Company's exposure to credit risk. Accounts receivable considered impaired at December 31, 2008 are not considered significant.

  Other receivables

  The Company is subject to credit risk on other receivables. The Company enters into agreements with cities in the province of Quebec to finance containers. Senior management is responsible for reviewing each agreement, including but not limited to the financial terms,

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

20.   FINANCIAL INSTRUMENTS (Continued)

  in advance of entering into the agreement. Management views cities in the Province of Quebec to be low risk counterparties. The Company's maximum exposure to credit risk is the carrying amount of other receivables, $761 (December 31, 2007 — $1,218). The Company typically retains ownership of the containers until such time as all payments are received. Once all payments are received, ownership of the containers is transferred to the respective city. The Company deems the credit quality of its other receivables balances to be high and no amounts are impaired.

  Funded landfill post-closure costs

  The Company is subject to credit risk on deposits it makes to a social utility trust. The Company's deposits are invested in bankers acceptances offered through Canadian financial institutions or Government of Canada treasury bills. Due to the nature of the underlying investments, management deems its exposure to credit risk related to funded landfill post-closure cost amounts to be low. The Company's maximum exposure to credit risk is the fair value of funded landfill post-closure costs recorded on the Company's consolidated balance sheet, $7,488 (December 31, 2007 — $5,976). Management reviews the Company's exposure to risk from time to time or as conditions indicate that the Company's exposure to risk has changed or is subject to change. The Company holds no collateral or other credit enhancements as security over the invested amounts. However, the Company deems the credit quality of the financial asset as high in light of the underlying investments.

  Interest rate and commodity swaps, foreign currency exchange agreements, and hedge agreements for OCC

  The Company is subject to credit risk on its interest rate and commodity swaps, foreign currency exchange agreements, and OCC agreements (collectively the "agreements"). The Company enters, or has entered, into these agreements as a condition of its U.S. long-term debt facility to fix a portion of its variable rate interest charge on advances and borrowings, to mitigate its exposure to fluctuations in cash flows due to changes in the price of diesel fuel, to mitigate the effects of changes in U.S. to Canadian foreign currency exchange rates on dividends and distributions funded in Canadian dollars from U.S. sources, and to mitigate the effect of changes in commodity prices on OCC. As of December 31, 2008, all foreign currency exchange agreements have expired. The Company's corporate treasury function is charged with arranging and approving all agreements. Suitable counterparties identified by the Company's treasury function are approved by the Chair of the Audit Committee. The Company will only enter into agreements with highly rated and experienced counterparties who have successfully demonstrated that they are capable of executing these arrangements. If the counterparties' credit rating, prepared by reputable third party rating agencies, is downgraded, the Company's treasury function will review the agreement and assess if its exposure to the counterparty can be collateralized or if the agreement should be terminated. The Company's treasury function also prepares a report, at least once annually, to the Company's Audit

  Committee which outlines key terms of its agreements, fair values, counterparties and each counterparties most recent rating, and where applicable changes to the risks related to each agreement. The Company's maximum exposure to credit risk is the fair value of interest rate and commodity swaps, foreign currency exchange agreements, and hedge agreements for OCC recorded in other assets and liabilities on the Company's consolidated balance sheet (Note 9). The Company holds no collateral or other credit enhancements as security over these agreements. The Company deems the agreements' credit quality to be high in light of the counterparties to the agreements and no amounts are either past due or impaired.

  Liquidity risk

  Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with the settlement of its financial liabilities. The Company's exposure to liquidity risk is due primarily to its reliance on long-term debt financing. The Company's treasury function is responsible for ensuring that the Company has sufficient short, medium and long-term liquidity. Through its treasury function, the Company manages liquidity risk on a daily basis by continually monitoring actual and forecasted cash flows and monitoring the Company's available liquidity through its revolving credit facilities. The treasury function is also required to ensure that liquidity is made available on the most favourable financial terms and conditions. The Company's treasury function reports quarterly to the Audit Committee on the Company's available capacities and covenant compliance as they relate to the Company's current compliment of long-term debt facilities. The Company's treasury function actively manages its liquidity and is in regular contact with the primary parties to its long-term debt facilities.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

20.   FINANCIAL INSTRUMENTS (Continued)

  The contractual maturities of the Company's financial liabilities are as follows:

	December 31, 2008
	Payments due
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Finanical liabilities
Non-derivative
Accounts payable	$66,293	$66,293	$—	$—	$—
Accrued charges	$67,769	$67,769	$—	$—	$—
Long-term debt	$1,069,798	$47,000	$153,500	$683,940	$185,358
Other liabilities (contingent accquisition payables)	$232	$232	$—	$—	$—
Derivative
Interest rate swaps	$19,519	$7,613	$11,906	$—	$—
Commodity swaps	$6,925	$800	$3,196	$2,929	$—

  Market risk

  Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk is comprised of currency, interest rate and other price risk.

  Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign currency exchange rates. The Company's exposure to currency risk is attributable to the exchange of U.S. monies to fund Canadian dollar denominated dividend and distribution payments to shareholders or trust unitholders and participating preferred shareholders. The Company has historically entered into foreign currency exchange agreements to mitigate its exposure to currency risk. As of February 2008, all foreign currency exchange agreements have expired and no new agreements have been entered into. Accordingly, the Company is exposed to currency risk on U.S. dollars received from U.S. sources to fund Canadian dollar denominated obligations. To mitigate this risk, management of the Company uses its discretion in the determination of where distribution and dividend amounts are funded from. The Company's treasury function actively reviews its exposure and assesses the need to enter into further foreign currency exchange agreements. The Company's Board of Directors also considers currency risk when establishing the Company's dividend amounts per share. For the year ended December 31, 2008, the Company was exposed to currency risk on the portion of dividends and distributions funded from U.S. sources that were not hedged by foreign currency exchange agreements. Dividends and distributions have no impact on the Company's determination of net income. The Company has used a 10.0% variability factor to illustrate the sensitivity of movements in foreign currency exchange rates between Canada and the U.S. on other comprehensive income (loss) and has assumed that dividends to share and participating preferred shareholders are funded equally from Canadian and U.S. sources. Although, the historical exchange rate between Canada and the U.S. has generally fluctuated less than 5.0% annually, recent currency exchange rate fluctuations have been, on balance, more pronounced. Accordingly, the following sensitivity analysis has been prepared using a 10.0% fluctuation factor in Canadian to U.S. foreign currency exchange rates which management contends is reasonably possible to occur.

	December 31 2008
	Adverse movement in foreign currency exchange rates — 10.0%	Favourable movement in foreign currency exchange rates — 10.0%
Currency risk
Other comprehensive (loss) income	$(894)	$894

  Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Interest rate risk arises from the Company's interest bearing financial assets and liabilities. The Company has various financial assets and liabilities which are exposed to interest rate risk, the most notable of which are the Company's long-term debt facilities. Although, the Company's debentures, a portion of the Company's U.S. term loan and revolving credit facility, and the Seneca IRB Facility bear interest at fixed rates, they remain subject to interest rate risk on maturity or renegotiation.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

20.   FINANCIAL INSTRUMENTS (Continued)

  A portion of the Company's term loan, its two revolving credit facilities, and a portion of its variable rate demand solid waste disposal revenue bonds ("IRBs") are subject to interest rate risk. An increase or decrease in the variable interest rate results in a corresponding increase or decrease to interest expense on long-term debt. The Company is also subject to interest rate risk on funded landfill post-closure costs. Funded landfill post-closure costs are invested in interest rate sensitive short-term investments. An increase or decrease in the return on invested amounts results in either a decrease or increase in the Company's funding obligation. The Company is also subject to interest rate risk on its cash equivalents balance and other receivables.

  The Company has entered into interest rate swaps as a condition of its U.S. long-term debt facility to fix a portion of its variable rate charge on advances and borrowings. The policies and process for managing these risks are included above in the credit risk section.

  The Company has used a 1.0% variability factor to illustrate the sensitivity of movements in interest rates and the resulting annualized impact on net income. The Company deems this variability factor as reasonable in light of the current interest rate environment.

	Adverse movement in interest rates — 1.0%	Favourable movement in interest rates — 1.0%
	(Restated — Note 3)	(Restated — Note 3)
Interest rate risk
Net (loss) income	$(3,410)	$3,410

  Customer concentration

  A single customer in the Company's U.S. northeast segment accounted for 4.4% of consolidated revenues for the year ended December 31, 2008.

  Effective November 1, 2008, the Company renewed its two Brooklyn transfer contracts with the City of New York. The contract term is for three years with two one year renewal options, subject to the City's discretion. These contracts can be terminated upon 60 days' notice. If these contracts are terminated, or not renewed, the Company may not be able to replace the resulting lost revenue. The loss of these contracts could have a significant impact on the business, its financial condition and its results of operations.

  In addition, in 2002 the customer announced changes to its waste management plan that would include reducing or eliminating its reliance on private transfer stations, such as those operated by the Company. While the plan is preliminary and has undergone substantial revision, the plan contemplates significant changes to the transfer and disposal of residential waste. If these changes are implemented, it is possible that the Company's existing contracts would be modified or not renewed.

  Leverage, restrictive covenants and capital requirements

  The ability of the Company to pay dividends or make other payments or advances is subject to applicable laws and contractual restrictions contained in the agreements governing its indebtedness. The degree to which the Company is leveraged could have important consequences to shareholders including: the ability of the Company to obtain additional financing for working capital, capital expenditures or acquisitions; a significant portion of the Company's cash flow from operations may be dedicated to payment of principal and interest on its indebtedness, thereby reducing funds available for future operations; certain of the Company's borrowings will be subject to variable rates of interest, which will expose the Company to the risk of increased interest rates; and the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures.

  The ability of the Company to remain competitive and sustain its growth will require large amounts of cash. Management expects to obtain this cash from operations and additional equity or debt financing.

  If the Company undertakes acquisitions or expands its operations, its capital expenditures, including closure, post-closure and remediation expenditures, may increase. The increase in expenditures may reduce working capital and could require the Company to finance working capital deficits. In addition, if the Company is required to close a landfill sooner than it currently anticipates, or if it reduces its estimate of a landfill's remaining useful life, it may be required to incur closure and post-closure costs earlier or accrue liabilities for them at a higher rate.

  The cash needs of the Company may increase if expenditures for closure and post-closure monitoring increase above current estimated amounts for these obligations. Expenditures for these costs may increase if any federal, provincial, state or local government regulatory action is taken to accelerate or otherwise increase such expenditures. These factors, together with those discussed above, could substantially increase the operating costs of the Company and therefore impair its ability to invest in its existing or new facilities.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

20.   FINANCIAL INSTRUMENTS (Continued)

  The Company may need to refinance its available long-term debt facilities and there can be no assurance that it will be able to do so or be able to do so on terms as favourable as those presently in place. If the Company is unable to refinance its long-term debt, or is only able to refinance on less favourable, and or more restrictive terms, this may have a significant effect on the financial position of the Company, which may result in a reduction or suspension of dividends to common and participating preferred shareholders. Dividends from BFI Canada and IESI to the Company may be restricted if either BFI Canada or IESI fails to maintain certain covenants under the Canadian revolving credit facility (as defined therein) or the U.S. term loan and revolving credit facility (as defined therein), respectively. In addition, the terms of any new credit facility or debt may be less favourable or more restrictive than the terms of the existing facilities, which may indirectly limit or negatively impact the ability of the Company to pay cash dividends.

  Foreign exchange exposure

  For the year ended December 31, 2008, approximately 65% (2007 — 64%) of the Company's revenues were derived from U.S. sources. Dividends and distributions paid are denominated in Canadian dollars. Any foreign currency hedge arrangements the Company enters into may not protect it against losses incurred as a result of a fluctuation in the exchange rate between the U.S. and Canada. As a result, these fluctuations may have a significant impact on the Company's financial results.

  Risk management objectives

  The Company's financial risk management objective is to mitigate risk exposures to a level consistent with its risk tolerance. Derivative financial instruments are evaluated against the exposures they are expected to mitigate and the selection of a derivative financial instrument may not increase the net exposure of the Company to risk. Derivative financial instruments may expose the Company to other types of risk, which may include, but is not limited to, credit risk. The exposure to other types of risk is evaluated against the selected derivative financial instrument and is subject to a cost versus benefit review and analysis. The Company's use of derivative financial instruments for speculative or trading purposes is prohibited and the value of the derivative financial instrument cannot exceed the risk exposure of the underlying asset, liability or cash flow it expects to mitigate.

  Exposure risks

  As outlined above, the Company's exposure risks include its interest and commodity rate swaps, foreign currency exchange agreements, and hedge agreements for OCC.

  Pursuant to the terms of the Company's Third Amended and Restated Trust Indenture governing the terms of the debentures, the Company, at its option, may redeem at any time prior to maturity all or any portion of its debentures, subject to certain restrictions. The redemption price is the greater of the debentures' value calculated using the current Government of Canada yield, plus an applicable spread, as defined therein, and the then current principal amount outstanding, plus accrued interest outstanding in either instance. The fair value of the redemption option, an embedded derivative, is $nil. The debentures mature on June 26, 2009 and 2014.

  The Company has not designated any of its derivatives in a hedge accounting relationship, with the exception of commodity swaps for fuel. Accordingly, changes in the fair value of derivatives not accounted for in a hedge accounting relationship, non-cash items, are recorded in the consolidated statement of operations and comprehensive income (loss) as a net loss or gain on financial instruments. The fair value of derivatives is recorded in other assets and other liabilities on the consolidated balance sheet.

  Estimated fair value

  The carrying value of accounts receivable, accounts payable, and accrued charges approximates fair value due to the relatively short-term maturities of these instruments. Cash and cash equivalents, funded landfill post-closure costs and derivative and embedded derivative financial instruments are recorded on the consolidated balance sheet at fair value.

  At December 31, 2008, the estimated fair value of the direct finance lease receivables applying an interest rate consistent with the credit quality of the instrument is $713 (2007 — $1,321), compared to the carrying amount of $761 (2007 — $1,218).

  At December 31, 2008, the debentures estimated fair value is approximately $90,000 (2007 — $120,000) compared to the carrying amount of $105,000 (2007 — $105,000).

  At December 31, 2008, the estimated fair value of long-term debt bearing interest at variable rates approximates its carrying amount. In light of the current economic environment, the Company is certain that renegotiation of its variable rate long-term debt would result in higher pricing than it currently enjoys. However, because the Company's variable rate facilities are non-amortizing, the current carrying amount of the Company's variable rate long-term debt approximates its carrying amount.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

20.   FINANCIAL INSTRUMENTS (Continued)

  Fair value methods and assumptions

  Financial assets and liabilities recorded at fair value, as and where applicable, and included in other assets and other liabilities on the Company's consolidated balance sheets are as follows: cash and cash equivalents, funded landfill post-closure costs, interest rate and commodity swaps, foreign currency exchange agreements, and OCC hedges. Statements of cash and cash equivalents are supplied by the Company's financial institutions and reflect current cash balances and quoted market prices. Deposits made to the social utility trust, and recorded as funded landfill post-closure costs on the consolidated balance sheet, are invested by the social utility trust trustee. Statements of invested amounts are supplied to the Company by the social utility trust trustee and are prepared from quoted market prices for the underlying investments. The fair value of interest rate and commodity swaps, foreign currency exchange agreements and OCC hedges are prepared by third parties applying valuation techniques and using market inputs.

  The total change in the fair value of financial assets and liabilities, recorded in the Company's consolidated statement of operations and comprehensive income (loss) as net loss on financial instruments for the year ended December 31, 2008, amounts to $10,660 (2007 — $9,384), in aggregate. The total change is comprised of the following fair value changes: funded landfill post-closure costs ($149) (2007 — ($176)), interest rate swaps $9,088 (2007 — $8,290), foreign currency exchange agreements $1,803 (2007 — $1,149), and OCC hedges ($82) (2007 — $121).

  The fair value of financial assets and liabilities disclosed in the notes to the consolidated financial statements include direct finance leases and debentures and are valued applying a discount rate adjustment approach.

21.   CAPITAL

  The Company's primary objectives, in its management of capital, are as follows: to ensure that there is sufficient liquidity to fulfill management's objective of continuous improvement; to maintain continued access to capital, whether of long-term debt or equity; and to deliver value to its equity holders.

  The Company's treasury function is responsible for arranging and approving financing transactions, including but not limited to short and long-term debt facilities, letters of credit, revolving facilities, IRBs and equity financing. In addition, the treasury function is responsible for ensuring that any financing results in the most favourable financing terms and conditions, after giving due consideration to current and expected economic conditions. Financing transactions initiated by the Company's treasury function require various levels of approval prior to execution, including senior management approval and up to and including approval from the Board of Directors. Compliance with covenants pertaining to financing activities are monitored by the Company's treasury function and reported to senior management, the Audit Committee, and various parties external to the Company.

  The Company defines capital as contributed equity and long-term debt and to satisfy its objective, the Company manages both contributed equity and long-term debt including items that impact the availability of long-term debt (i.e. issued letters of credit).

  The Company manages and adjusts its capital structure as economic and financial conditions change. In an effort to maintain or adjust the capital structure, the Company may issue additional common or preferred shares, repurchase shares for cancellation under a normal course issuer bid, increase or decrease dividends paid to shareholders, or issue new or repay existing long-term debt.

  The Company's primary objective is to maintain a long-term debt to income before the following reported on the Company's consolidated statement of operations and comprehensive income (loss), ("EBITDA"), ratio below 2.50 times. Maintaining a lower long-term debt to EBIDTA ratio generally results in the Company enjoying a higher credit rating and better access to long-term debt at a reasonable cost. In calculating long-term debt to EBITDA, the Company excludes foreign currency fluctuations as cash from U.S. operations services the Company's long-term debt facilities in the U.S. and cash from Canadian operations services the Canadian long-term debt facilities. At December 31, 2008, the Company's long-term debt to EBITDA ratio was as follows:

	December 31, 2008
	Canada	U.S. (stated in USD)	Total
Long-term debt to EBITDA ratio
Long-term debt	$258,500	$662,500	$921,000
EBITDA	$133,043	$166,019	$299,062

Ratio			3.08

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

21.   CAPITAL (Continued)

	December 31, 2007
	Canada	U.S. (stated in USD)	Total
Long-term debt to EBITDA ratio
Long-term debt	$177,000	$632,500	$809,500
EBITDA	$119,718	$145,075	$264,793

Ratio			3.06

  The Company's long-term debt to EBITDA ratio is outside of its tolerable range. However, the Company will continue to monitor its ability to effectively and efficiently raise share capital or repay long-term debt with a view to lowering its long-term debt to EBITDA ratio. In the near term, the Company will benefit from its 2009 and 2010 dividend policy compared to its 2008 policy. For 2009, dividends declared are expected to decline by $48,656 and will decline an additional $34,353 in 2010 from 2008 levels.

  The marginal increase in total long-term debt to EBITDA is principally a function of acquisitions and growth capital, for which EBITDA will materialize in subsequent periods.

  The Company is subject to restrictions included in its various long-term debt financing agreements. The Company is in compliance with all restrictions included in its long-term debt financing agreements.

22.   SEGMENTED REPORTING

  The Company carries on business through three separate geographic segments: Canada, U.S. south and U.S. northeast. The business segments are vertically integrated and principally include landfills and landfill gas to energy facilities, collection and disposal of waste and recyclable products, transfer station operations, and material recovery facilities. The geographic location of each business segment limits the volume and amount of transactions between each segment.

  The accounting policies applied by the business segments are the same as those described in the summary of significant accounting policies (Note 2). U.S. corporate selling, general and administration expenses are allocated to the U.S. south and U.S. northeast segments based on various factors, including income before the following(5). The Company evaluates segment performance based on gross revenues, less operating and selling, general and administration expenses.

	December 31
	2008	2007
Gross Revenues
Canada	$391,078	$336,527
U.S. South	360,828	314,690
U.S. Northeast	365,124	266,140

	$1,117,030	$917,357

Income before the following(5)
Canada	$133,043	$119,718
U.S. South	86,294	69,624
U.S. Northeast	90,862	86,193

	$310,199	$275,535

Amortization
Canada	$58,536	$57,538
U.S. South	51,851	50,561
U.S. Northeast	68,316	52,907

	$178,703	$161,006

(5)
Income before the following represents net income before amortization, interest on long-term debt, financing costs, net gain on sale of capital assets, net loss on financial instruments, net foreign exchange (gain) loss, conversion costs, other expenses, and income taxes.

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

	December 31, 2008
	Canada	U.S. South	U.S. Northeast	Total
Capital assets	$163,517	$192,290	$144,594	$500,401
Goodwill	$61,629	$203,844	$491,124	$756,597
Total Assets	$521,641	$620,760	$1,198,642	$2,341,043

	December 31, 2007
	Canada	U.S. South	U.S. Northeast	Total
Capital assets	$144,681	$148,720	$111,499	$404,900
Goodwill	$61,461	$162,714	$392,359	$616,534
Total Assets	$505,129	$498,005	$968,078	$1,971,212

  Goodwill acquired by reportable segment is as follows:

	December 31
	2008	2007
Canada	$168	$7,701
U.S. South	45	16,051
U.S. Northeast	7,965	178,912

	$8,178	$202,664

  Goodwill was neither impaired nor disposed of in 2008 and 2007.

23.   GUARANTEES

  In the normal course of business, the Company enters into agreements that meet the definition of a guarantee. The Company's primary guarantees are as follows:

  The Company has provided indemnities under lease agreements for the use of various operating facilities. Under the terms of these agreements the Company agrees to indemnify the counterparties for various items including, but not limited to, all liabilities, loss, suits, damage and existence of hazardous substances arising during, on or after the term of the agreement. Changes in environmental laws or in the interpretation thereof may require the Company to compensate the counterparties. The maximum amount of any potential future payment cannot be reasonably estimated.

  Indemnity has been provided to all directors and or officers of the Company and its subsidiaries for various items including, but not limited to, all costs to settle suits or actions due to association with the Company and its subsidiaries, subject to certain restrictions. The Company has purchased directors' and officers' liability insurance to mitigate the cost of any potential future suits or actions. The term of the indemnification is not explicitly defined, but is limited to the period over which the indemnified party serves as a director or officer of the Company or its subsidiaries. The maximum amount of any potential future payment cannot be reasonably estimated.

  The Company has received indemnities for the receipt of hazardous, toxic or radioactive wastes or substances and the Company has issued indemnities for the disposal thereof at third party landfills. Applicable federal, provincial, state or local laws and regulations define hazardous, toxic or radioactive wastes or substances. Changes in environmental laws or in the interpretation thereof may require the Company to compensate or be compensated by the counterparties. The term of the indemnity is not explicitly defined and the maximum amount of any potential future reimbursement or payment cannot be reasonably estimated.

  As part of a Host Community Agreement ("HCA") between the Company and the Town of Seneca Falls, New York in which the Seneca Meadows Landfill is located, the Company has agreed to guarantee the market value of certain homeowners' properties within a certain distance of the landfill based on a Property Value Protection Program ("PVPP") incorporated into the HCA. Under the PVPP, the Company would be responsible for the difference between the sale value and the hypothetical market value of the homeowners' properties assuming a previously approved expansion of the landfill had not been approved, if any. The Company does not believe it is possible to determine the contingent obligation associated with the PVPP guarantees, but does not believe it would have a material effect on the Company's financial position or results of operations. As of December 31, 2008, the Company has not been required to compensate any homeowner under the PVPP.

  In the normal course of business, the Company has entered into agreements that include indemnities in favour of third parties, such as purchase and sale agreements, confidentiality agreements, engagement letters with advisors and consultants, outsourcing agreements,

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

23.   GUARANTEES (Continued)

  leasing contracts, underwriting and agency agreements, information technology agreements and service agreements. These indemnification agreements may require the Company to compensate counterparties for losses incurred by the counterparties as a result of breaches in representation and regulations or as a result of litigation claims or statutory sanctions that may be suffered by the counterparty as a consequence of the transaction. The terms of these indemnities are not explicitly defined and the maximum amount of any potential reimbursement cannot be reasonably estimated.

  The nature of these indemnification agreements prevents the Company from making a reasonable estimate of the maximum exposure due to the difficulties in assessing the amount of liability which stems from the unpredictability of future events and the unlimited coverage offered to counterparties. Historically, the Company and its predecessor have not made any significant payments under such or similar indemnification agreements and therefore no amount has been accrued in the consolidated balance sheet with respect to these agreements.

  The Company has been indemnified for various environmental and real property and other matters, including taxes and various other items that existed on or prior to June 30, 2000. The term and potential reimbursement varies with the matter indemnified.

24.   LONG-TERM INCENTIVE PLAN

  Effective January 1, 2003, BFI Canada entered into a trust (the "Trust") agreement to establish a long-term incentive plan on behalf of certain Canadian employees, officers and directors of BFI Canada and its subsidiaries. The purpose of the Trust is to receive monies from BFI Canada and its subsidiaries on behalf of certain Canadian employees, officers and directors to purchase shares of the Company in the open market and to hold those shares acquired for the benefit of its participants. Shares will remain registered in the name of BFI Canada, the Trustee, or its nominee(s), until the shares are redeemed, sold or distributed to the participant for whom they are held. Dividends received by the Trust are to be distributed to the participants in proportion to their pro rata entitlement. The Company's maximum exposure to loss is limited to its obligation to fund the administration of the Trust and its indemnity to BFI Canada and its officers, directors, employees, agents or shareholders for various items including, but not limited to, all costs to settle suits or actions due to association with the Trust, subject to certain restrictions. The risk of fluctuations in the price of the Company's shares is borne by the participants. In February 2006, the Company amended and restated its long-term incentive plan and established a long-term incentive plan on behalf of certain U.S. employees, officers and directors of IESI and its subsidiaries. With the exception of changes to the vesting period, the terms of the long-term incentive plan remain principally unchanged. Shares acquired by the Trust in respect of fiscal year ending December 31, 2004 for the benefit of its participants have vested. Shares acquired by the Trust in respect of fiscal year ending December 31, 2005, and thereafter, will vest as follows: one third on the day such shares are allocated to the participant, one third on December 31 of the year such shares are allocated to the participant, and the balance on December 31 of the subsequent year. Shares that are forfeited by participants to the long-term incentive plan are allocated to the remaining participants in accordance with their proportional entitlement to all of the shares held by the Trust and the Trust will abstain from voting on all matters related to the Company. The purpose and terms of the U.S. long-term incentive plan are consistent with those outlined for the Company's amended and restated Canadian plan. Contributions to the long-term incentive plan are calculated at a rate of 2.25% of free cash flow available for distribution, as defined therein. Included in selling, general and administration expenses are $4,254 (2007 — $3,809) of accrued amounts payable to the Trust on behalf of certain Canadian and U.S. employees, officers and directors at December 31, 2008.

25.   SUBSEQUENT EVENT

  Effective February 12, 2009, the Company announced the issuance of 8,500 common shares for gross proceeds of $80,750. The underwriters have an option to purchase up to an additional 1,275 common shares on the same terms and conditions, which if exercised brings the total gross proceeds to $92,863. Net proceeds from the issuance of common shares, assuming the exercise of the underwriter's option, is expected to be approximately $88,600. The net proceeds from the offering are expected to repay U.S. revolving credit facility borrowings.

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP

  The consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respects from accounting principles generally accepted in the U.S. ("U.S. GAAP"). The effects of significant accounting differences and certain

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  disclosure differences on the Company's consolidated financial statements are quantified and described in the following tables and notes for the years ended December 31, 2008 and 2007:

  Consolidated Balance Sheet
  December 31, 2008 (in thousands of Canadian dollars)

	Stated in accordance with Canadian GAAP	Adjustments from Canadian to U.S. GAAP	Note	Stated in accordance with U.S. GAAP
	(Restated — Note 3)
ASSETS
CURRENT
Cash and cash equivalents	$14,720	$(100)	A	$14,620
Accounts receivable	131,972	—		131,972
Other receivables	279	—		279
Prepaid expenses	23,998	—		23,998
Restricted cash	—	100	A	100

	170,969	—		170,969
OTHER RECEIVABLES	482	—		482
FUNDED LANDFILL POST-CLOSURE COSTS	7,488	—		7,488
INTANGIBLES	146,827	—		146,827
GOODWILL	756,597	—		756,597
DEFERRED COSTS	10,518	—		10,518
DEFERRED FINANCING COSTS	—	12,168	B	12,168
CAPITAL ASSETS	500,401	70	D	500,471
LANDFILL ASSETS	747,761	13,771	D	761,532

	$2,341,043	$26,009		$2,367,052

LIABILITIES
CURRENT
Accounts payable	$66,293	$—		$66,293
Accrued charges	67,769	204	C	67,973
Distribution and dividends payable	2,862	—		2,862
Income taxes payable	1,699	—		1,699
Deferred revenues	13,226	—		13,226
Current portion of long-term debt	47,000	—		47,000
Landfill closure and post-closure costs	8,829	—		8,829

	207,678	204		207,882
LONG-TERM DEBT	1,022,798	—		1,022,798
LANDFILL CLOSURE AND POST-CLOSURE COSTS	62,280	—		62,280
OTHER LIABILITIES	18,424	—		18,424
FUTURE INCOME TAX LIABILITIES	69,403	4,341	B	78,800
		5,056	D

	1,380,583	9,601		1,390,184

EQUITY
NON-CONTROLLING INTEREST	241,339	2,775	F	244,114
SHAREHOLDERS' EQUITY	719,121	7,827	B	732,754
		(204)	C
		8,785	D
		(2,775)	F

	960,460	16,408		976,868

	$2,341,043	$26,009		$2,367,052

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  Consolidated Balance Sheet
  December 31, 2007 (in thousands of Canadian dollars)

	Stated in accordance with Canadian GAAP	Adjustments from Canadian to U.S. GAAP	Note	Stated in accordance with U.S. GAAP
	(Restated — Note 3)
ASSETS
CURRENT
Cash and cash equivalents	$13,359	$(1,600)	A	$11,759
Accounts receivable	115,851	—		115,851
Other receivables	457	—		457
Prepaid expenses	15,001	—		15,001
Restricted cash	—	1,600	A	1,600

	144,668	—		144,668
OTHER RECEIVABLES	761	—		761
FUNDED LANDFILL POST-CLOSURE COSTS	5,976	—		5,976
INTANGIBLES	144,686	—		144,686
GOODWILL	616,534	—		616,534
DEFERRED COSTS	7,306	—		7,306
DEFERRED FINANCING COSTS	—	10,375	B	10,375
CAPITAL ASSETS	404,900	72	D	404,972
LANDFILL ASSETS	644,711	10,304	D	655,015
OTHER ASSETS	1,670	—		1,670

	$1,971,212	$20,751		$1,991,963

LIABILITIES
CURRENT
Accounts payable	$66,815	$—		$66,815
Accrued charges	75,355	4,380	C	79,735
Distribution and dividends payable	10,409	—		10,409
Income taxes payable	2,515	—		2,515
Deferred revenues	12,018	—		12,018
Current portion of long-term debt	—	—		—
Landfill closure and post-closure costs	2,900	—		2,900

	170,012	4,380		174,392
LONG-TERM DEBT	801,973	—		801,973
LANDFILL CLOSURE AND POST-CLOSURE COSTS	55,943	—		55,943
OTHER LIABILITIES	5,056	—		5,056
FUTURE INCOME TAX LIABILITIES	57,668	3,776	B	65,236
		8	C
		3,784	D

	1,090,652	11,948		1,102,600

MEZZANINE EQUITY	—	(2,984)	C	1,561,334
		1,564,318	E
EQUITY
NON-CONTROLLING INTEREST	251,371	(251,371)	E	—
UNITHOLDERS' EQUITY	629,189	6,599	B	(671,971)
		(1,404)	C
		6,592	D
		(1,312,947)	E

	$1,971,212	$20,751		$1,991,963

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  Consolidated Statement of Operations and Comprehensive Income (Loss)
  For the year ended December 31, 2008 (in thousands of Canadian dollars, except net income per share amounts)

	Stated in accordance with Canadian GAAP	Adjustments from Canadian to U.S. GAAP	Note	Stated in accordance with U.S. GAAP
	(Restated — Note 3)
REVENUES	$1,117,030	$—		$1,117,030
EXPENSES
OPERATING	671,996	—		671,996
SELLING, GENERAL AND ADMINISTRATION	134,835	(3,128)	C	131,707
AMORTIZATION	178,703	1,484	D	180,187

OPERATING INCOME	131,496	1,644		133,140
INTEREST ON LONG-TERM DEBT	53,737	3,778	B	54,944
		(2,571)	D
FINANCING COSTS	3,503	(3,503)	B	—
NET GAIN ON SALE OF CAPITAL ASSETS	(920)	—		(920)
NET FOREIGN EXCHANGE GAIN	(653)	—		(653)
NET LOSS ON FINANCIAL INSTRUMENTS	10,660	—		10,660
CONVERSION COSTS	3,347	—		3,347
OTHER EXPENSES	131	—		131

INCOME BEFORE INCOME TAXES	61,691	3,940		65,631
INCOME TAX EXPENSE (RECOVERY)
Current	7,075	—		7,075
Future	(1,015)	(201)	B	(92)
		734	C
		390	D

	6,060	923		6,983

NET INCOME	55,631	3,017		58,648

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	146,288	1,302	B	149,088
		1,498	D
Commodity swaps designated as cash flow hedges, net of tax	(1,344)	—		(1,344)

COMPREHENSIVE INCOME	$200,575	$5,817		$206,392

NET INCOME — CONTROLLING INTEREST	$46,613	$2,527		$49,140
NET INCOME — NON-CONTROLLING INTEREST	$9,018	$490		$9,508
Net income per weighted average share, basic and diluted	$0.81	$0.04		$0.85
Weighted average number of shares outstanding (thousands), basic	57,496	210		57,706
Weighted average number of shares outstanding (thousands), diluted	68,633	210		68,843

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  Consolidated Statement of Operations and Comprehensive Income (Loss)
  For the year ended December 31, 2007 (in thousands of Canadian dollars, except net income per trust unit amounts)

	Stated in accordance with Canadian GAAP	Adjustments from Canadian to U.S. GAAP	Note	Stated in accordance with U.S. GAAP
	(Restated — Note 3)
REVENUES	$917,357	$—		$917,357
EXPENSES
OPERATING	531,614	—		531,614
SELLING, GENERAL AND ADMINISTRATION	110,208	768	C	110,976
AMORTIZATION	161,006	644	D	161,650

OPERATING INCOME	114,529	(1,412)		113,117
INTEREST ON LONG-TERM DEBT	42,964	2,592	B	41,493
		(4,063)	D
FINANCING COSTS	7,192	(7,192)	B	—
NET GAIN ON SALE OF CAPITAL ASSETS	(1,434)	—		(1,434)
NET FOREIGN EXCHANGE LOSS	13,671	—		13,671
NET LOSS ON FINANCIAL INSTRUMENTS	9,384	—		9,384
OTHER EXPENSES	48	—		48

INCOME BEFORE INCOME TAXES	42,704	7,251		49,955
INCOME TAX EXPENSE (RECOVERY)
Current	8,779	—		8,779
Future	(4,082)	1,718	B	1,453
		(20)	C
		3,837	D

	4,697	5,535		10,232

NET INCOME	38,007	1,716		39,723

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(95,859)	(780)	B	(97,745)
		(1,106)	D

COMPREHENSIVE LOSS	$(57,852)	$(170)		$(58,022)

NET INCOME — CONTROLLING INTEREST	$31,687	$1,438		$33,125
NET INCOME — NON-CONTROLLING INTEREST	$6,320	$278		$6,598
Net income per weighted average trust unit, basic and diluted	$0.56	$0.03		$0.59
Weighted average number of trust units outstanding (thousands), basic	56,564	11,239		67,803
Weighted average number of trust units outstanding (thousands), diluted	67,803	—		67,803

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  Consolidated Statement of Cash Flows
  For the year ended December 31, 2008 (in thousands of Canadian dollars)

	Stated in accordance with Canadian GAAP	Adjustments from Canadian to U.S. GAAP	Note	Stated in accordance with U.S. GAAP
	(Restated — Note 3)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES
OPERATING
Net income	$55,631	$3,017		$58,648
Items not affecting cash
Share based compensation	675	—		675
Write-off of deferred costs	1,246	—		1,246
Accretion of landfill closure and post-closure costs	3,212	—		3,212
Amortization of intangibles	33,626	—		33,626
Amortization of capital assets	82,008	2	D	82,010
Amortization of landfill assets	63,069	1,482	D	64,551
Interest on long-term debt	—	3,778	B	3,778
Net gain on sale of capital assets	(920)	—		(920)
Net loss on financial instruments	10,660	—		10,660
Future income taxes	(1,015)	923	B,C,D	(92)
Landfill closure and post-closure expenditures	(2,158)	—		(2,158)
Changes in non-cash working capital items	(16,113)	(3,128)	C	(19,241)

Cash generated from operating activities	229,921	6,074		235,995

INVESTING
Acquisitions	(60,295)	—		(60,295)
Restricted cash withdrawals	—	1,572	A	1,572
Proceeds from other receivables	457	—		457
Funded landfill post-closure costs	(1,654)	—		(1,654)
Purchase of capital assets	(87,577)	—		(87,577)
Purchase of landfill assets	(60,413)	(2,571)	D	(62,984)
Proceeds from the sale of capital assets	2,135	—		2,135
Investment in deferred costs	(3,869)	—		(3,869)

Cash utilized in investing activities	(211,216)	(999)		(212,215)

FINANCING
Payment of deferred financing costs	—	(3,503)	B	(3,503)
Proceeds from long-term debt	293,905	—		293,905
Repayment of long-term debt	(180,392)	—		(180,392)
Trust units issued, net of issue costs	(3)	—		(3)
Purchase of restricted shares or trust units	(3,985)	—		(3,985)
Dividends and distributions paid to share or unitholders and participating preferred shareholders	(124,908)	—		(124,908)

Cash utilized in financing activities	(15,383)	(3,503)		(18,886)

Effect of foreign exchange changes on foreign cash and cash equivalents	(1,961)	(72)	A	(2,033)

NET CASH INFLOW	1,361	1,500		2,861

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	13,359	(1,600)	A	11,759

CASH AND CASH EQUIVALENTS, END OF YEAR	$14,720	$(100)		$14,620

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

	Stated in accordance with Canadian GAAP	Adjustments from Canadian to U.S. GAAP	Note	Stated in accordance with U.S. GAAP
	(Restated — Note 3)
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash and cash equivalents are comprised of:
Cash	$14,254	$(100)	A	$14,154
Cash equivalents	466	—		466

	$14,720	$(100)		$14,620

Cash paid during the year for:
Income taxes	$9,909	$—		$9,909
Interest	$50,697	$—		$50,697

  Consolidated Statement of Cash Flows
  For the year ended December 31, 2007 (in thousands of Canadian dollars)

	Stated in accordance with Canadian GAAP	Adjustments from Canadian to U.S. GAAP	Note	Stated in accordance with U.S. GAAP
	(Restated — Note 3)
NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES
OPERATING
Net income	$38,007	$1,716		$39,723
Items not affecting cash
Write-off of deferred costs	129	—		129
Accretion of landfill closure and post-closure costs	3,086	—		3,086
Amortization of intangibles	25,443	—		25,443
Amortization of capital assets	66,295	—		66,295
Amortization of landfill assets	69,268	644	D	69,912
Interest on long-term debt	—	2,592	B	2,592
Net gain on sale of capital assets	(1,434)	—		(1,434)
Net loss on financial instruments	9,384	—		9,384
Net unrealized foreign exchange loss	9,683	—		9,683
Future income taxes	(4,082)	5,535	B,C,D	1,453
Landfill closure and post-closure expenditures	(4,541)	—		(4,541)
Changes in non-cash working capital items	6,177	768	C	6,945

Cash generated from operating activities	217,415	11,255		228,670

INVESTING
Acquisitions	(366,244)	—		(366,244)
Restricted cash deposits	—	5,482	A	5,482
Restricted cash withdrawals	—	(6,485)	A	(6,485)
Investment in other receivables	(610)	—		(610)
Proceeds from other receivables	2,596	—		2,596
Funded landfill post-closure costs	(1,472)	—		(1,472)
Purchase of capital assets	(96,176)	(67)	D	(96,243)
Purchase of landfill assets	(59,693)	(3,996)	D	(63,689)
Proceeds from the sale of capital assets	1,996	—		1,996
Investment in deferred costs	(3,385)	—		(3,385)

Cash utilized in investing activities	(522,988)	(5,066)		(528,054)

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

	Stated in accordance with Canadian GAAP	Adjustments from Canadian to U.S. GAAP	Note	Stated in accordance with U.S. GAAP
	(Restated — Note 3)
FINANCING
Payment of deferred financing costs	—	(7,192)	B	(7,192)
Proceeds from long-term debt	562,415	—		562,415
Repayment of long-term debt	(218,644)	—		(218,644)
Trust units issued, net of issue costs	87,562	—		87,562
Distributions and dividends paid to unitholders and participating preferred shareholders	(122,824)	—		(122,824)

Cash generated from (utilized in) financing activities	308,509	(7,192)		301,317

Effect of foreign exchange changes on foreign cash and cash equivalents	1,148	201	A	1,349

NET CASH INFLOW (OUTFLOW)	4,084	(802)		3,282

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9,275	(798)	A	8,477

CASH AND CASH EQUIVALENTS, END OF YEAR	$13,359	$(1,600)		$11,759

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash and cash equivalents are comprised of:
Cash	$12,612	$(1,600)	A	$11,012
Cash equivalents	747	—		747

	$13,359	$(1,600)		$11,759

Cash paid during the year for:
Income taxes	$6,210	$—		$6,210
Interest	$45,055	$—		$45,055

  The following table reconciles net income reported in accordance with Canadian GAAP to net income reportable in accordance with U.S. GAAP for the years ended December 31, 2008 and 2007:

	Note	2008	2007
		(Restated — Note 3)	(Restated — Note 3)
Net income in accordance with Canadian GAAP		$55,631	$38,007
Impact on net income of U.S. GAAP adjustments:
Capitalized deferred financing costs, net of income taxes	B	(76)	2,882
Share or trust unit based compensation and shares or trust units held in a rabbi trust, net of income taxes	C	2,394	(748)
Capitalized interest, net of income taxes	D	699	(418)

Net income in accordance with U.S. GAAP		$58,648	$39,723

Basic and diluted earnings per share or trust unit in accordance with U.S. GAAP		$0.85	$0.59

Weighted average shares or trust units outstanding — basic	E	57,706	67,803

Weighted average shares or trust units outstanding — diluted	E	68,843	67,803

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  Reconciliation of Canadian to U.S. GAAP — Notes

  A.
  Restricted cash

  Under Canadian GAAP, the Company includes restricted cash balances in cash and cash equivalents as its intended use is deemed to be current. Under U.S. GAAP, restricted cash amounts are considered investments that limit the holders' ability to utilize such amounts. In addition, deposits and withdrawals of restricted cash amounts are recorded as an investing activity in the consolidated statement of cash flows. To comply with U.S. GAAP, the restricted cash amounts, reported in cash and cash equivalents on the Company's consolidated balance sheet, were reclassified. In addition, restricted cash deposits and withdrawals were reclassified to investing activities on the Company's consolidated statement of cash flows.

  B.
  Capitalization of deferred financing costs

  On January 1, 2007, the Company adopted CICA section 3855, Financial Instruments — Recognition and Measurement. Upon adoption, the Company elected to recognize all transaction costs in net income, including those related to long-term debt instruments. Under U.S. GAAP, costs incurred to secure long-term debt are deferred and amortized over the term of the underlying debt instrument. To comply with U.S. GAAP, the Company has reversed the impact of its January 1, 2007 adoption of CICA section 3855 with respect to deferred financing costs. The reversal results in an increase in deferred financing costs and equity (deficit and accumulated other comprehensive loss), as at January 1, 2007. In addition, financing costs incurred in 2008 and 2007 and recorded in the Company's consolidated statement of operations and comprehensive income (loss) have been reversed and capitalized to deferred costs on the Company's consolidated balance sheet. Amortization of deferred financing costs is recorded to interest expense.

  The increase in deferred financing costs results in a higher accounting versus tax basis and higher future income tax liability (deferred tax liability) which is recorded to future income tax expense on the Company's consolidated statement of operations and comprehensive income (loss). In addition, higher deferred financing costs and future income tax liability amounts, which are translated to Canadian from U.S. dollars results in a change to the foreign currency translation adjustment amount presented on the Company's consolidated statement of operations and comprehensive income (loss).

  C.
  Share or trust unit based compensation

  Share or trust unit based options

  Under Canadian GAAP, share or trust unit options, with stock or trust unit appreciation rights, and the related changes thereto are recorded to selling, general and administration expense when the quoted market price of the share or trust unit exceeds the share or trust unit options exercise price. Under U.S. GAAP, stock or trust unit appreciation rights are measured at fair value at the date of grant and re-measured at fair value to the date of settlement. The resulting compensation expense is recorded to selling, general and administration expense. The Company elected to recognize compensation expense on a straight line basis over the requisite service period for the entire award.

  The Company uses the Black-Scholes-Merton option pricing model which requires the input of highly subjective assumptions. These assumptions include the estimated length of time employees will retain their options before exercising them and the expected volatility of the Company's share or trust unit price over the expected term. Changes in subjective assumptions can materially affect the estimated fair value of share or trust unit based compensation and, consequently, the related amount recognized in selling, general and

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  administration expense on the consolidated statement of operations and comprehensive income (loss). In calculating the options fair value at December 31, 2008 and 2007, the following assumptions were used:

	2008	2007
Grant date — February 14, 2006
Dividend yield	4.8%	6.8%
Expected volatility	34.0%	22.8%
Risk free interest rate	3.0%	3.8%
Expected life, stated in years	3.0	4.0
Fair value, per option	$0.11	$2.15
Grant date — August 25, 2008
Dividend yield	4.8%	—
Expected volatility	32.2%	—
Risk free interest rate	3.3%	—
Expected life, stated in years	5.0	—
Fair value, per option	$0.68	$—

  Compensation (recovery) expense for the year ended December 31, 2008, and recorded to selling, general and administrative expense on the consolidated statement of operations and comprehensive income (loss), amounted to ($1,200) (2007 — $716). As of December 31, 2008, unrecognized compensation cost for share or trust unit based compensation totaled $622 (2007 — $749). Unrecognized compensation cost amounts are recorded through the final vesting date, which is January 1, 2009 for options granted on February 14, 2006 and January 1, 2011 for options granted on August 25, 2008. In determining the expected life of the options, management considered the age of the recipients and duration between the vesting date and date of expiration. These options represent the Company's first and second option grants. Accordingly, the Company has no historical information with regards to the behaviour of its option recipients. Expected volatility was calculated using changes in monthly share or trust unit prices for a period commensurate with the remaining term to expected vesting.

  Trust units held by a rabbi trust

  Prior to the conversion of the Fund's trust structure to a corporation (Note 4), trust units of the Fund, acquired for the benefit of the Company's U.S. long-term incentive plan participants, and held in a rabbi trust have been reclassified to Mezzanine Equity. The deferred compensation obligation related to these trust units has been reclassified from unitholders' equity to accrued charges due to the redemption feature of the trust units. Increases or decreases to the deferred compensation obligation, representing changes in the fair value of the obligation, were recorded to selling, general and administrative expense. Compensation expense (recovery) for the period from January 1, 2008 to September 30, 2008 amounted to ($1,928) (year ended December 31, 2007 — $52). An increase or decrease in accrued compensation obligations resulted in a higher or lower accounting versus tax basis and a higher or lower future income tax asset (deferred tax asset) which was recorded to future income tax recovery or expense on the Company's consolidated statement of operations and comprehensive income (loss). Upon conversion, shares were issued for trust units on a one for one basis. Issued shares do not share the same redemption feature as trust units and, accordingly, are not subject to the same accounting treatment. Upon conversion, the deferred compensation obligation and the related deferred tax asset have been reclassified from accrued charges to shareholders' equity.

  D.
  Capitalized interest on capital and landfill assets acquired, constructed or developed over time

  In accordance with Canadian GAAP, the cost of tangible assets may include capitalized interest costs directly attributable to an asset's acquisition, construction, or development, prior to the asset's substantial completion or readiness for use, if the enterprise's accounting policy is to capitalize interest costs. For the purposes of reporting under Canadian GAAP, the Company has not elected to capitalize interest on tangible assets acquired, constructed or developed over time and has expensed all interest costs incurred on its long-term debt facilities. Under U.S. GAAP, the historical cost of acquiring an asset includes the costs necessarily incurred to bring it to the condition and location necessary for its intended use, including interest. To comply with U.S. GAAP, interest costs attributable to the construction and development of certain Company-owned landfills and certain capital assets have been deducted from interest expense and have been capitalized to the respective asset. Capitalized amounts are amortized over the asset's intended useful life in accordance with the respective accounting policy.

  The increase in landfill and capital asset accounting values, due to the capitalization of interest net of amortization, results in a higher accounting versus tax basis and higher future income tax liability (deferred tax liability) which is recorded to future income tax expense

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  on the Company's consolidated statement of operations and comprehensive income (loss). In addition, higher future income tax liability and landfill and capital asset amounts, which are translated to Canadian from U.S. dollars, results in a change to the foreign currency translation adjustment amount presented in the Company's consolidated statement of operations and comprehensive income (loss).

  E.
  Shareholders' or unitholders' equity and non-controlling interest

  Prior to the conversion of the Fund's trust structure to a corporation (Note 4),trust units were redeemable by their holders at any time. This redemption feature was required for the Fund to retain its Canadian mutual fund trust status. Upon notification of redemption, trust unitholders were entitled to receive a price per trust unit equal to the lesser of: (i) 90% of the average closing market price calculated for the 10 days prior to the date the trust units are surrendered for redemption, and (ii) the closing market price on the date of redemption. In accordance with the Fund's Declaration of Trust, trust units redeemable for cash, in any given month, was limited to $50, which could have been waived subject to the discretion of the Fund's Trustees. Under Canadian GAAP, trust units of the Company were considered permanent equity and were presented as a component of unitholders' equity.

  For the years ended December 31, 2008 and December 31, 2007 (in thousands, except per share or trust unit amounts, unless otherwise stated)

  Participating preferred shares were ultimately redeemable for trust units of the Fund. Prior to January 1, 2009, participating preferred shares were recorded as non-controlling interest in the mezzanine section of the Company's consolidated balance sheet under Canadian GAAP. With the adoption of CICA 1602, the Company has restated net income presented in the consolidated statement of operations and comprehensive income (loss), restated net income and non-controlling interest presented in the consolidated statement of cash flows, and the revised the presentation of non-controlling interest in the consolidated statement of equity.

  Under U.S. GAAP, issued equity, which is redeemable for cash or other assets and is (a) redeemable at a fixed or determinable price on a fixed or determinable date, (b) redeemable at the option of the holder, or (c) redeemable upon the occurrence of an event that is not solely within the control of the issuer, is classified outside of permanent equity. Accordingly, the Company was required to classify its trust units and participating preferred shares as mezzanine equity and to record the value of its trust units and participating preferred shares at their maximum redemption amount at each balance sheet date. The increase or decrease resulting from valuing the trust units and participating preferred shares at their maximum redemption amount was recorded to deficit. To comply with U.S. GAAP, trust units and participating preferred shares were reclassified from Unitholders' Equity and Non-controlling Interest to Mezzanine Equity, where Mezzanine Equity is classified between Liabilities and Unitholders' Equity on the Company's consolidated balance sheet. In addition, redemption value adjustments were recorded to Mezzanine Equity and were offset by an adjustment to deficit. The non-controlling interest's share of net income recorded under Canadian GAAP was eliminated for the purpose of complying with U.S. GAAP. Upon conversion, PPSs are ultimately redeemable for shares. The Company's shares do not contain the same redemption feature as trust units and, accordingly, are not subject to the same accounting treatment. Upon conversion, the redemption amount recorded to mezzanine equity has been reclassified to shareholders' equity. Revaluation of mezzanine equity to the date of conversion has created a permanent difference in common shares and deficit between Canadian and U.S. GAAP amounting to $86,147.

  In accordance with U.S. GAAP, exchangeable shares are included in the calculation of basic weighted average trust units outstanding whereas Canadian GAAP only includes exchangeable shares in the calculation of diluted weighted average trust units outstanding.

  F.
  Non-controlling interest

  Adjustments to non-controlling interest on the Company's consolidated balance sheet relate to the various Canadian to U.S. GAAP adjustments outlined in Notes B. through D.

  G.
  Future income tax assets, liabilities, expense or recovery

  Adjustments to future income tax assets and liabilities on the Company's consolidated balance sheet or to future income tax expense or recovery on the Company's consolidated statement of operations and comprehensive income (loss), relate to the various Canadian to U.S. GAAP adjustments outlined in Notes B. through D.

  In certain circumstances Canadian GAAP requires the measurement of future income tax assets and liabilities applying substantively enacted tax rates or laws. Under U.S. GAAP enacted tax rates or laws are the only measure of a company's future income tax assets and liabilities. There were no significant differences between the Company's use of substantively enacted versus enacted tax rates and laws. Accordingly, no adjustments have been made in respect of this Canadian to U.S. GAAP difference.

  For the years ended December 31, 2008 and December 31, 2007 (in thousands, except per share or trust unit amounts, unless otherwise stated)

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  H.
  Employee future benefits

  Under U.S. GAAP, the over or underfunded status of a defined benefit plan is recognized as an asset or liability with the change in funded status recorded through other comprehensive income (loss). Canadian GAAP does not require recognition of the plan's funded status. Compliance with the U.S. GAAP standard did not have a significant impact on the consolidated financial statements of the Company and accordingly is not reflected in the reconciliation between Canadian and U.S. GAAP.

  Reconciliation of Canadian to U.S. GAAP — Additional Disclosures

  Restricted cash

  In accordance with Regulation S-X, restricted cash represents cash received from IRB drawings in advance of incurring the expenditure for which the IRBs are available. At December 31, 2008, approximately $100 (2007 — $1,600) of cash is restricted to fund a portion of landfill construction activities, and equipment and container expenditures, in the Company's Texas operations.

  Intangibles

  In accordance with U.S. GAAP, intangible assets acquired in 2008 and subject to amortization are comprised of $247 of customer collection contracts with a 4.5 year amortization period, $5,451 of customer lists with 6 to 12 year amortization periods, $93 of non-competition agreements with 2 to 5 year amortization periods, $5,456 related to a transfer station permit with a 20 year amortization period and $34 of trade names with a 2 year amortization period. Intangible assets acquired in 2007 and subject to amortization are comprised of $770 of customer collection contracts with 3 to 5 year amortization periods, $91,585 of customer lists with 6 to 12 year amortization periods, $12,600 of non-competition agreements with 2 to 5 year amortization periods, $1,185 related to a transfer station permit with a 25 year amortization period and $2,294 of trade names with a 2 year amortization period.

  In accordance with U.S. GAAP, the estimated remaining amortization expense for the Company's intangibles in each of the five succeeding years and thereafter is as follows:

2009	$33,802
2010	24,552
2011	20,828
2012	18,971
2013	16,446
Thereafter	32,228

$146,827

  Deferred financing costs

  In accordance with U.S. GAAP, deferred financing costs represent fees and costs incurred in connection with securing long-term debt. The Company amortizes these costs, which are recorded to interest on long-term debt on the Company's consolidated statement of operations and comprehensive income (loss), over the term of the related debt on a straight-line basis, which approximates the effective interest method.

2008	Cost	Accumulated Amortization	Net Book Value
Deferred financing costs	$20,465	$8,297	$12,168

2007	Cost	Accumulated Amortization	Net Book Value
Deferred financing costs	$14,894	$4,519	$10,375

  For the years ended December 31, 2008 and December 31, 2007 (in thousands, except per share or trust unit amounts, unless otherwise stated)

  Amortization related to deferred financing costs for the year ended December 31, 2008 amounted to $3,778 (2007 — $2,592).

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  In accordance with U.S. GAAP, the estimated remaining amortization expense for the Company's deferred financing costs in each of the five succeeding years and thereafter is as follows:

2009	$3,296
2010	3,002
2011	2,690
2012	424
2013	238
Thereafter	2,519

$12,168

  Accrued charges

  In accordance with Regulation S-X, other current liabilities in excess of 5% of total current liabilities must be disclosed separately. The components of accrued charges are as follows:

	2008	2007
Accrued acquisition and related costs	$2,164	$19,425
Accrued payroll and related costs	19,610	19,286
Accrued insurance	16,465	14,446
Accrued environmental surcharges	3,184	3,355
Accrued provincial and state sales taxes	3,370	3,219
Accrued interest	7,580	2,792
Accrued franchise and royalty fees	5,204	2,787
Accrued share or trust unit based compensation (share or trust unit options)	204	1,404
Deferred compensation obligation (trust units held in a rabbi trust)	—	2,976
Other	10,192	10,045

Accrued charges	$67,973	$79,735

  Future income tax liabilities

  In accordance with U.S. GAAP, domestic and foreign income or loss before income taxes and domestic and foreign income taxes is required disclosure. The components of each prepared on a U.S. GAAP basis are as follows:

	2008	2007
Income before income taxes
Canada	$60,840	$34,413
U.S.	4,791	15,542

	$65,631	$49,955

Current income tax expense
Canada	$3,570	$5,388
U.S.	3,505	3,391

	7,075	8,779
Future income tax expense (recovery)
Canada	1,089	2,694
U.S.	(1,181)	(1,241)

	(92)	1,453

	$6,983	$10,232

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  The Company recognizes interest related to uncertain tax positions and penalties to current income tax expense. Interest and penalties related to uncertain tax positions amounted to $nil at December 31, 2008 and 2007. The total amount of interest and penalties accrued in respect of uncertain tax positions at December 31, 2008 and 2007 was $nil and $nil, respectively.

  The Company is subject to federal, provincial and state income taxes and files tax returns in multiple jurisdictions. Tax years open to audit range from 2000 to 2008 in Canada and from 1997 to 2008 in the U.S.

  The Company does not tax effect its foreign currency translation adjustment.

  Equity

  The following table presents Canadian to U.S. GAAP reconciliation items which impact various components of shareholders' or Unitholders' equity (deficiency) and non-controlling interest.

	Note	2008	2007
Common shares or trust units
Stated in accordance with Canadian GAAP		$1,006,772	$1,006,751
Reclassification of trust units to mezzanine equity	E	—	(1,006,751)
Permanent difference realized upon conversion	E	(86,147)	—

Stated in accordance with U.S. GAAP		$920,625	$—
Restricted shares
Stated in accordance with Canadian and U.S. GAAP		$(3,985)	$—
Treasury shares
Stated in accordance with Canadian and U.S. GAAP		$—	$—
Contributed surplus/paid in capital
Stated in accordance with Canadian and U.S. GAAP		$675	$—
Deficit
Stated in accordance with Canadian GAAP		$(300,538)	$(248,815)
Capitalized financing costs and transition adjustment	B	7,305	7,379
Fair value of share or trust unit based compensation	C	(204)	(1,404)
Capitalized interest	D	8,433	7,738
Revaluation of trust units and participating preferred shares reclassified to mezzanine equity	E	86,147	(306,196)
Impact of adjustments on non-controlling interest	F	(2,775)	—

Stated in accordance with U.S. GAAP		$(201,632)	$(541,298)
Accumulated other comprehensive income (loss)
Stated in accordance with Canadian GAAP		$16,197	$(128,747)
Foreign currency translation of capitalized financing costs	B	522	(780)
Foreign currency translation of capitalized interest	D	352	(1,146)

Stated in accordance with U.S. GAAP		$17,071	$(130,673)
Non-controlling interest
Stated in accordance with Canadian GAAP		$241,339	$251,371
Reclassification of non-controlling interest to mezzanine equity		—	(251,371)
Cumulative Canadian to U.S. GAAP differences		2,285	—
Capitalized financing costs	B	(12)	—
Fair value of share or trust unit based compensation	C	389	—
Capitalized interest	D	113	—

Stated in accordance with U.S. GAAP		$244,114	$—

Equity stated in accordance with U.S. GAAP		$976,868	$(671,971)

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  Acquisitions

  In accordance with U.S. GAAP, the Company is required to disclose the pro forma impact of significant acquisitions. Disclosure includes the pro forma impact on the Company's results of operations as though the acquisition had been completed at the beginning of the current period, unless the acquisition was at or near the beginning of the current period, and on the comparable period as though the acquisition had been completed at the beginning of the preceding period. The following unaudited pro forma results of operations assume that the Company's acquisition of Winters Bros., acquired effective August 31, 2007 and accounted for using the purchase method of accounting, occurred as of January 1, 2007, on a U.S. GAAP basis:

2007
(unaudited)
Revenues	$973,941
Net income	$22,707
Net income per trust unit, basic and diluted	$0.33

  The unaudited pro forma results may not be indicative of the results of operations that would have occurred if the transactions had been in effect on January 1, 2007 or of the operating results which may be realized in the future. The pro forma effects of the remaining acquisitions consummated in 2007 through 2008 are not significant to the Company's operating results.

  Goodwill recognized on the Winters Bros. acquisition is due primarily to the vertical integration of assets in the Company's existing northeast segment. Integrating the Winters Bros. assets increases the Company's ability to internalize waste and management's ability to employ its market-focused strategies which management anticipates will have a positive impact on the results of its operations.

  Revenues

  It is the Company's accounting policy that tax assessed by governmental authorities on revenue-producing transactions between the Company and its customers is excluded from revenues as presented in the consolidated statement of operations and comprehensive income (loss).

  Advertising costs

  Advertising costs of $2,993 (2007 — $2,360) are included in selling, general and administration expenses in the consolidated statement of operations and comprehensive income (loss).

  Framework for Fair Value Measurement

  Under U.S. GAAP, financial assets and liabilities recorded at fair value are measured and classified in one of the following three hierarchical categories: Level 1, quoted market prices in active markets for identical assets or liabilities; Level 2, observable market based inputs or unobservable inputs that are corroborated by market data; Level 3, unobservable inputs that are not corroborated by market data.

  The following table outlines the fair value measurement amount for various financial assets and liabilities at December 31, 2008 and their hierarchical measurement categories:

	Quoted prices in active markets for identical assets (Level 1)			December 31, 2008
		Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
				Total
Funded landfill post-closure costs	$7,488	$—	$—	$7,488
Other liabilities — interest rate swaps	$—	$(15,876)	$—	$(15,876)
Other liabilities — commodity swaps	$—	$(2,316)	$—	$(2,316)

  Reconciliation of Canadian and U.S. GAAP — Recent Accounting Developments

  Business Combinations

  In December 2007, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 141(R), "Business Combinations" ("SFAS 141(R)"). The standard establishes principles and requirements for an acquirer to recognize and measure the

BFI CANADA LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2008 and December 31, 2007
(in thousands, except per share or trust unit amounts, unless otherwise stated)

26.   RECONCILIATION OF CANADIAN TO U.S. GAAP (Continued)

  identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree, how goodwill or a gain from a bargain purchase option is recognized and measured in a business combination, and outlines disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of a business combination. SFAS 141(R) outlines that the acquisition date fair value is the measurement objective for all assets acquired and liabilities assumed. SFAS 141(R) requires that all acquisition related and restructuring costs be charged to earnings and requires contingent consideration to be recognized at its fair value on the date of acquisition. Certain contingent consideration arrangements will result in fair value changes being recognized in earnings until settled. This statement eliminates adjustments to goodwill for changes in future income tax assets (deferred tax assets) and uncertain tax positions after the acquisition accounting measurement period (limited to one year from the date of acquisition). SFAS 141(R) is effective prospectively for acquisitions that occur on or after January 1, 2009. The Company is evaluating the impact adopting SFAS 141(R) will have on its accounting and reporting for future acquisitions.

  Non-controlling Interests in Consolidation Financial Statements

  In December 2007, FASB issued Financial Accounting Standard No. 160, "Non-controlling Interests in Consolidated Financial Statements" ("SFAS 160"). SFAS 160 requires ownership interests in subsidiaries held by parties other than the parent to be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from parent's equity. The standard also requires consolidated net income attributable to the parent and to the non-controlling interest to be clearly identified and presented on the face of the consolidated statement of income. While the parents control is retained, the standard requires changes in the parent's ownership interest to be accounted for similarly as an equity transaction. Upon deconsolidation of a subsidiary, any retained non-controlling equity investment in the former subsidiary is initially measured at fair value and the gain or loss on the deconsolidation is measured using the fair value of any non-controlling equity investment rather than the carrying amount of the retained investment. For the Company, SFAS 160 is effective January 1, 2009 and is applied prospectively, except for the presentation and disclosure requirements which are applied retrospectively for all periods presented. Earlier adoption is prohibited. The Company has reflected the impact of adopting SFAS 160 on its 2008 and 2007 results in the consolidated financial statements.

  Disclosures about Derivative Instruments and Hedging Activities

  In March 2008, FASB issued Financial Accounting Standard No. 161, "Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS 161 is intended to enhance the current disclosure framework and requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The additional disclosure conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Also, disclosing the fair values of derivative instruments and their gains and losses in a tabular format and credit-risk-related contingent features and their impact on an entity's liquidity is required. For the Company, SFAS 161 is effective January 1, 2009. The adoption of SFAS 161 does not have a significant impact on the Company's consolidated financial statements.

  Useful Life of Intangible Assets

  In April 2008, FASB issued FSP No. 142-3, "Determination of the Useful Life of Intangible Assets", which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142. The purpose of this guidance is to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset. Accordingly, entities are required to disclose information for a recognized intangible asset that enables users of the financial statements to assess the extent to which the expected future cash flows associated with the asset are affected by the entities intent and/or ability to renew or extend the arrangement. For the Company, FSP No. 142-3 is effective January 1, 2009. The adoption of FSP No. 142-3 does not have a significant impact on the Company's consolidated financial statements.

  The Hierarchy of Generally Accepted Accounting Principles

  In May 2008, Statement of Financial Accounting Standard No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162") was issued, which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with U.S. GAAP. FASB does not expect this standard to change current practice. SFAS 162 will become effective 60 days following the Security and Exchange Commission's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles". The adoption of SFAS 162 does not have a material impact on the Company's consolidated financial statements.

  Reconciliation of Canadian and U.S. GAAP — Comparative Financial Statements

  Certain prior year amounts have been reclassified to conform to the current year's presentation.

QuickLinks

  Exhibit 4.3
MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS
COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCES
BFI CANADA LTD. CONSOLIDATED BALANCE SHEETS December 31, 2008 and December 31, 2007 (in thousands of dollars)
BFI CANADA LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) For the years ended December 31, 2008 and 2007 (in thousands of dollars, except net income per share or trust unit amounts)
BFI CANADA LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS For the years ended December 31, 2008 and 2007 (in thousands of dollars)
BFI CANADA LTD. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the years ended December 31, 2008 and December 31, 2007 (in thousands, except per share or trust unit amounts, unless otherwise stated)
BFI CANADA LTD. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS For the years ended December 31, 2008 and December 31, 2007 (in thousands, except per share or trust unit amounts, unless otherwise stated)